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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WALKER & DUNLOP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 12, 2016
10:00 a.m. Eastern Daylight Time

Dear Stockholder:

        You are cordially invited to attend our 2016 annual meeting of stockholders to be held on Thursday, May 12, 2016, at 10:00 a.m., Eastern Daylight Time, at

Hilton Garden Inn
7301 Waverly Street
Bethesda, Maryland 20814

for the following purposes:

  1.
  To elect seven directors from the nominees named in this proxy statement to serve one-year terms expiring at the 2017 annual meeting of stockholders;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

  3.
  To hold an advisory vote on executive compensation;

  4.
  To hold an advisory vote on the frequency of holding shareholder advisory votes on executive compensation; and

  5.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        Only stockholders of record at the close of business on March 14, 2016 will be entitled to notice of and to vote at the meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS FOR VOTING ACCOMPANYING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, YOUR PROXY OR VOTING INSTRUCTION CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
March 24, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 12, 2016:

The Proxy Statement and Annual Report to Stockholders are available free of charge at http://www.edocumentview.com/WD.

i

ii

WALKER & DUNLOP, INC.
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why is this proxy statement being made available?

        We have made this proxy statement available to you because you own shares of common stock of Walker & Dunlop, Inc. This proxy statement contains information related to the solicitation of proxies for use at our 2016 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, May 12, 2016 at Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Walker & Dunlop, Inc. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms "we," "our," "us" and the "Company" refer to Walker & Dunlop, Inc. The Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") is first being mailed to stockholders beginning on or about March 31, 2016.

Why did I receive a Notice of Internet Availability in the mail instead of a printed set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability in the mail. The Notice of Internet Availability instructs you on how to access and review the proxy statement and 2015 Annual Report to Stockholders over the internet. The Notice of Internet Availability also instructs you on how you may submit your proxy over the internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.

        If you received a Notice of Internet Availability in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability.

What information is presented in this proxy statement?

        The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, information about our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ended December 31, 2015, and other required information.

Who is entitled to vote at the annual meeting?

        Only holders of record of our common stock at the close of business on March 14, 2016, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

        When you vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, you appoint Richard M. Lucas and William M. Walker as your representatives to vote your common stock at the annual meeting. Messrs. Lucas and Walker, or either of them, will vote your common stock as you instruct. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, in advance.

Who can attend the annual meeting?

        If you are a holder of our common stock at the close of business on March 14, 2016, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of stock ownership and valid picture identification, such as a driver's license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.

        Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the annual meeting of stockholders, contact Investor Relations at (301) 634-2143.

What are the voting rights of stockholders?

        Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How do I vote?

        If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by attending the meeting and voting in person or you may provide your proxy via the internet, telephone or mail in accordance with the instructions provided on the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card.

        If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a "legal proxy" from your broker to vote at the annual meeting. Contact your broker or nominee for specific information on how to obtain a legal proxy in order to attend and vote your shares at the meeting.

How are votes counted?

        If your vote is made in accordance with the instructions in the Notice of Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, and not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return a signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote "FOR" the election of all nominees for our Board of Directors named in this proxy statement (Proposal 1); "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year (Proposal 2); "FOR" the advisory vote on executive compensation (Proposal 3); and "FOR" "ONE YEAR" on the advisory vote on the frequency of holding advisory votes of stockholders on executive compensation (Proposal 4).

        In the election of directors (Proposal 1), you may either vote "FOR ALL" the nominees or to "WITHHOLD" your vote with respect to all, one or more of the nominees. Regarding the ratification of our independent registered public accounting firm (Proposal 2), you may vote "FOR," "AGAINST" or "ABSTAIN." Regarding the advisory vote on executive compensation (Proposal 3), you may vote "FOR," "AGAINST" or "ABSTAIN." Regarding the advisory vote on the frequency of holding advisory votes of stockholders on executive compensation (Proposal 4), you may vote "FOR" "ONE YEAR," "TWO YEARS," "THREE YEARS," or "ABSTAIN." If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm, advisory vote on executive compensation, or advisory vote on frequency of future advisory votes on executive compensation, your shares of common stock will be counted as present, including for purposes of establishing a quorum. Abstentions and broker non-votes will not count as votes cast for a proposal.

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?

        If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1). Under applicable rules, the bank or broker that holds your shares does not have the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, votes will not be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2). They will not have discretion to vote uninstructed shares on the advisory vote on executive compensation (Proposal 3), and the advisory vote on the frequency of holding advisory votes of stockholders on executive compensation (Proposal 4). If you are a stockholder of record and you do not cast your vote, votes will not be cast on your behalf on any of the items of business at the annual meeting.

May I change my vote?

        Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, in person at the annual meeting or by mail, or (ii) delivering instructions to our Secretary at our principal executive offices located at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

        If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

What will constitute a quorum at the annual meeting?

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on March 14, 2016 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the annual meeting, including for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

        As of March 14, 2016, there were 31,007,100 shares of common stock outstanding and entitled to vote at the annual meeting.

How many votes are needed to approve each of the proposals?

        Directors are elected by a plurality of the votes cast. Therefore, the seven nominees for election to the Board who receive the most votes will be elected (Proposal 1). Ratification of our independent registered public accounting firm (Proposal 2), the advisory vote on executive compensation (Proposal 3) and the advisory vote on frequency of future advisory votes on executive compensation (Proposal 4) will require the affirmative vote of the holders of a majority of the votes cast.

Will any other matters be voted on?

        As of the date of this proxy statement, we do not know of any matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the annual meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons' out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the annual meeting?

        The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, by contacting the Secretary.

How can I obtain a copy of the 2015 Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2015?

        You may access, read and print copies of the proxy materials for this year's annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following Web address: http://www.edocumentview.com/WD.

        We file annual, quarterly, and current reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC on the Web site maintained by the SEC at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by following the instructions on the Notice of Internet Availability or by mailing a written request to: Walker & Dunlop, Inc., Attention: Investor Relations, 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

        You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1:    Election of Directors for a One-Year Term Expiring at the 2017 Annual Meeting of Stockholders

        Our Board of Directors, or the Board, is currently comprised of eight directors, each with terms expiring at the 2016 annual meeting. During 2016, Mr. Florance informed us that he will not stand for re-election at the 2016 annual meeting. Our Board thanks Mr. Florance for his service. Our Board determined to reduce the size of the Board to seven directors effective upon the conclusion of the 2016 annual meeting. Our Nominating and Corporate Governance Committee has recommended to our Board the seven nominees set forth below, all of whom are currently serving as directors of the Company, for re-election to serve as directors for one-year terms until the 2017 annual meeting and until their successors are duly elected and qualified. Following the Nominating and Corporate Governance Committee's recommendation, our Board has nominated those persons set forth below.

        Based on its review of the relationships between the director nominees and the Company, and as discussed in greater detail below, the Board has affirmatively determined that if these nominees are elected, the following five directors are "independent" directors under the rules of the New York Stock Exchange, or NYSE: Alan J. Bowers, Cynthia A. Hallenbeck, Michael D. Malone, John Rice and Dana L. Schmaltz.

        The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, further decrease the size of our Board.

  Vote Required

        The affirmative vote of a plurality of all the votes at the annual meeting is necessary for the election of a director. Accordingly, the seven individuals with the highest number of affirmative votes will be elected as directors. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, shares that are withheld and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast with respect to a proposal, and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH BELOW.

Nominees for Election for a One-Year Term Expiring at the 2017 Annual Meeting of Stockholders

        The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age	Title
William M. Walker	48	Chairman of the Board of Directors and Chief Executive Officer
Howard W. Smith, III	57	President and Director
Alan J. Bowers	61	Lead Director
Cynthia A. Hallenbeck	59	Director
Michael D. Malone	62	Director
John Rice	49	Director
Dana L. Schmaltz	49	Director

        Set forth below are descriptions of the backgrounds and principal occupations of each of our nominees for director, and the period during which he or she has served as a director.

        William M. Walker is our Chairman and Chief Executive Officer. Mr. Walker has been a member of our Board since July 2010 and a board member of Walker & Dunlop, LLC, our operating company, or its predecessors since February 2000. In September 2003, Mr. Walker became the executive vice president and chief operating officer of Walker & Dunlop and served as the president of Walker & Dunlop from January 2005 to April 2015 and has served as the chief executive officer since January 2007. Mr. Walker currently serves on the boards of The Mortgage Bankers Association of America and the Sustainable Technologies Fund, a Swedish clean-tech venture capital firm and on the board of trustees of the St. Albans School at the National Cathedral. Mr. Walker served as chairman of the board of directors of the District of Columbia Water and Sewer Authority from 2008 until 2012. He also served on the board of directors of Transcom Worldwide S.A., a publicly traded European outsourcing company, from 2004 to 2006 and served as its chairman of the board from 2006 to January 2012. Mr. Walker received his Bachelor of Arts in Government from St. Lawrence University and his Masters in Business Administration from Harvard University.

        Mr. Walker brings to our Board more than 20 years of leadership experience. Mr. Walker possesses in-depth knowledge of our industry, offers valuable insight into our business and provides the leadership, general management and vision that help us compete successfully.

        Howard W. Smith, III is our President and one of our directors. Mr. Smith has been a member of our Board since July 2010, and previously served as our executive vice president & chief operating officer from July 2010 to April 2015, when he was promoted to president. Mr. Smith joined Walker & Dunlop in November 1980 and has been a member of the management team since 1988. Mr. Smith served as Walker & Dunlop, LLC's executive vice president & chief operating officer from 2004 to April 2015, when he was promoted to president. He also has served as a board member of Walker & Dunlop, LLC or its predecessors since 2004. As President, Mr. Smith is responsible for our Multifamily, FHA Finance, Capital Markets and Investment Sales groups. Mr. Smith is a member of the board of directors of the National Multi Housing Council and Episcopal High School in Alexandria, Virginia. He also served as the chairman of the Fannie Mae DUS Peer Group advisory council from 2007 to 2008 and again from 2009 to 2010. Mr. Smith received his Bachelor of Arts in Economics from Washington & Lee University.

        Mr. Smith brings to our Board more than 30 years of experience in the commercial real estate finance industry. He has extensive knowledge of our operations, having spent his entire career at Walker & Dunlop. In his capacity as President, Mr. Smith also provides our Board with management's perspective on our business operations and conditions, which is crucial to our Board's performance of its oversight function.

        Alan J. Bowers is one of our directors and serves on the Nominating and Corporate Governance Committee (Chairman) and the Audit Committee, and is our Lead Director. Mr. Bowers has been a member of our Board since December 2010.

        Mr. Bowers currently serves on the board and as audit committee chairman of La Quinta Inns & Suites, a publicly traded hotel chain. Mr. Bowers also serves on the board of Ocwen Financial Corporation, a publicly traded residential mortgage lending and servicing company, where he is chairman of the audit committee and member of the independent review committee. Prior to Mr. Bowers' retirement in 2005, Mr. Bowers was the president and chief executive officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, from 2001 to 2004. Mr. Bowers was also the president and chief executive officer and a board member of MarketSource Corporation, a marketing and sales support service firm, from 2000 to 2001, and of MBL Life Assurance Corporation, a life insurance firm, from 1995 to 1999. Mr. Bowers previously served on the board of Quadel Consulting Corp., a privately held government contract manager and consulting firm (from July 2005 to June 2015) and on the boards and as audit committee chairman of American Achievement Corp., a privately held manufacturer and distributer of graduation products (from August 2006 to March 2016); Refrigerated Holdings, Inc., a temperature controlled logistics firm (from January 2009 to April 2013); Roadlink Inc., a trucking and logistics firm (from February 2010 to April 2013); and Fastfrate Holdings, Inc., a Canadian trucking and logistics firm (from July 2008 to June 2011), each a privately held company. Mr. Bowers has been a certified public accountant since 1978 and served as staff auditor, audit partner and managing partner, serving a diverse client base during his tenure at Coopers & Lybrand, L.L.P. from 1978 to 1995 and a staff accountant with Laventhol & Horwath, CPAs from 1976 to 1978. Mr. Bowers earned his Master's in business administration from St. John's University and his Bachelor of Science in accounting from Montclair State University.

        Mr. Bowers brings to our Board over 30 years of experience in accounting and executive management, including experience on the audit committees of private companies and Securities & Exchange Commission ("SEC") registrants. Mr. Bowers' accounting expertise and diverse corporate management experience are assets to our Board.

        Cynthia A. Hallenbeck is one of our directors and serves on the Audit Committee (Chairman) and Compensation Committee. Ms. Hallenbeck has been a member of our Board since December 2010. Ms. Hallenbeck joined the Environmental Defense Fund ("EDF") in January 2014 as its chief financial officer and treasurer. EDF's mission is to preserve the natural systems on which all life depends and, guided by science and economics, find practical and lasting solutions to the most serious environmental problems. Previously, Ms. Hallenbeck served as the chief executive officer of Alercyn, Inc., a private consulting firm that she founded in 2010, where her most significant engagement was as the acting chief financial and administrative officer of the Council for Economic Education. Ms. Hallenbeck served as the vice president of finance and operations of the Arcus Foundation from January 2012 to October 2012. Prior to founding Alercyn, Inc., Ms. Hallenbeck worked at Citigroup, Inc. from 2002 to 2008, where she served in a number of divisions in various capacities, including as chief financial officer of Citigroup's corporate treasury department from 2002 to 2005, an internal consultant for Citigroup's office of the chief administrative officer from 2006 to 2007 and chief operating officer of global legal support from 2007 to 2008. Prior to her service with Citigroup, Ms. Hallenbeck spent over 14 years at Merrill Lynch & Co., Inc. in a variety of finance, treasury and accounting roles including treasurer of its global futures business and chief financial officer of its securities financing group. Ms. Hallenbeck also worked with GTE Corporation (currently Verizon Communications, Inc.), a telecommunications company, from 1985 to 1987, where she served as a manager in its financial strategies division, and also with Manufacturers Hanover Trust, a banking institution, from 1979 to 1983, where she served as assistant vice president and a thrift industry specialist. Ms. Hallenbeck has served on the audit committee of the Clinton Health Access Initiative since September 2013. Ms. Hallenbeck is also a member of the non-profit Junior League of the City of New York, where she most recently served as chairperson of its audit committee from 2004 to 2008. Ms. Hallenbeck was a member of the board of the non-profit Global HIV Vaccine Enterprise and served as its treasurer, from January 2009 to September 2012. Ms. Hallenbeck received her Bachelor of Arts in economics from Smith College and her Master's in business administration from Harvard University.

        Ms. Hallenbeck brings to our Board over 30 years of experience in financial management and accounting, including extensive management experience on the executive management teams of several private and public companies and service on the audit committees of several organizations. Ms. Hallenbeck's accounting expertise and management experience are assets to our Board.

        Michael D. Malone is one of our directors and serves on our Audit Committee and Compensation Committee. Mr. Malone has been a member of our Board since November 2012. Since February 2012, Mr. Malone has been a member of the board of directors of Nationstar Mortgage Holdings Inc. ("Nationstar"), a publicly traded non-bank residential mortgage servicer and an affiliate of Fortress

Investment Group LLC ("Fortress"), a global alternative investment and asset management firm. Affiliates of Fortress manage funds which, until March 20, 2015, collectively constituted our then largest stockholder group. Mr. Malone is the chairman of Nationstar's nominating and corporate governance committee and is a member of its audit and compensation committees. Since October 2014, Mr. Malone has been a member of the board of directors of New Senior Investment Group Inc. ("New Senior") a publicly traded externally managed real estate investment trust that is primarily focused on investing in senior housing properties. New Senior is managed by a subsidiary of Fortress. Mr. Malone is the chairman of New Senior's nominating and corporate governance committee and is a member of its audit committee. From February 2008 to February 2012, Mr. Malone served as managing director of Fortress, where he was in charge of the Charlotte, North Carolina office and responsible for the business of the capital formation group in the southeast and southwest regions of the United States. From 2008 to 2013, Mr. Malone served as a member of the board of directors and audit committee, and was co-chairman of the compensation committee of Morgans Hotel Group Co., a publicly traded company that operates, owns, acquires, develops and redevelops boutique hotels. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as a senior executive banker and managing director. Over those years, Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities, including real estate, gaming, lodging, leisure, and the financial sponsors businesses. Mr. Malone received his Bachelor of Science in General Studies from the University of Kentucky.

        Mr. Malone's extensive experience and expertise in the financial and real estate industries enable him to provide valuable insight into our commercial real estate lending business operations and our strategic direction.

        John Rice is one of our directors and serves on the Compensation Committee (Chairman) and the Nominating and Corporate Governance Committee, and served as our Lead Director from September 2010 to June 2012. Mr. Rice has been a member of our Board since July 2010 and served as a board member of Walker & Dunlop, LLC from January 2010 to December 2010. Mr. Rice serves as chief executive officer of Management Leadership for Tomorrow, a national non-profit organization that he founded in 2001. Management Leadership for Tomorrow equips under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. Prior to Management Leadership for Tomorrow, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America. Before joining the National Basketball Association, Mr. Rice spent four years with the Walt Disney Company in new business development and marketing, and two years with AT&T. Mr. Rice is also a trustee of the Yale Corporation and serves on President Obama's Advisory Board for Historically Black Colleges and Universities. He also serves on the boards of several non-profits including the American Management Association. Mr. Rice received his Bachelor of Arts from Yale University and his Masters in Business Administration from Harvard University.

        Mr. Rice's success with his various entrepreneurial ventures, as well as his many years of marketing and talent development experience, provide our Board with valuable business and marketing insights. Additionally, Mr. Rice's leadership in the non-profit sector is consistent with our commitment to community service.

        Dana L. Schmaltz is one of our directors and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Schmaltz has been a member of our Board since December 2010. Mr. Schmaltz is currently a partner at Yellow Wood Partners, LLC, a private equity firm he founded, which is focused on the consumer products industry. Mr. Schmaltz was the co-founder, director and chief financial officer of Blacksmith Brands, Inc., a privately owned consumer products company that was created in September 2009. As the co-founder and a senior manager of Blacksmith Brands, Mr. Schmaltz was responsible for overseeing the operations of the business with the senior management team, as well as for developing future acquisition opportunities for the company.

Prior to founding Blacksmith Brands, Mr. Schmaltz was a managing partner of West Hill Partners, LLC, a Boston-based private equity firm from 2007 to 2009. Prior to that, Mr. Schmaltz was the president of J.W. Childs Associates, LP, a private equity fund, where he focused on investments in the consumer/specialty retail sector. Mr. Schmaltz was a general partner at J.W. Childs from 1997 to 2007. He has also been a director of numerous corporations including Mattress Firm, Inc. from January to June 2007, Fitness Quest, Inc. from 2004 to 2007, Esselte, AB from 2002 to 2007 and NutraSweet from 2000 to 2007. Mr. Schmaltz began his career in the private equity industry at the NTC Group in 1991 and has held various positions at Kidder, Peabody, Inc. and Drexel Burnham Lambert. Mr. Schmaltz received his Bachelor of Arts in History from Dartmouth College and his Masters in Business Administration from Harvard University.

        Mr. Schmaltz brings to our Board over 20 years of experience in private equity investments, executive management and financial advisory services. Mr. Schmaltz contributes his investment and management experience to our Board's oversight of business development opportunities and integration of acquired businesses into the Company.

Corporate Governance Information

        We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains the following corporate governance guidelines, codes and charters:

  •
  Corporate Governance Guidelines;

  •
  Code of Business Conduct and Ethics;

  •
  Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  Charter of the Audit Committee of the Board of Directors;

  •
  Charter of the Compensation Committee of the Board of Directors; and

  •
  Charter of the Nominating and Corporate Governance Committee of the Board of Directors.

        From time to time, we may revise the above-mentioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.walkerdunlop.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:

Walker & Dunlop, Inc.
Attn: Investor Relations
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

  Director Independence

        Our bylaws and Corporate Governance Guidelines conform to the NYSE rules, which require us to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as "independent" unless the board of directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company's director independence:

  •
  a director who is an employee, or whose immediate family member is an executive officer, of the listed company is not independent until three years after the end of such employment relationship;

  •
  a director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

  •
  a director who is, or whose immediate family member is, a current partner of a firm that is the company's internal or external auditor is not independent; a director who is a current employee of such a firm is not independent; a director who has an immediate family member who is a current employee of such a firm and personally works on the company's audit is not independent; and a director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the company's audit within that time is not independent;

  •
  a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company's present executive officers at the same time serve or served on the other company's compensation committee is not independent until three years after the end of such service or the employment relationship; and

  •
  a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent.

        To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board assesses annually the independence of all directors and director nominees. In accordance with the independence criteria established by the Board from time to time, our Board considers all relevant facts and circumstances in order to make an affirmative determination as to whether any director has a direct or indirect material relationship to the Company. In assessing the materiality of a director's or nominee's relationship with the Company, the Board considers the issues from the director's or nominee's standpoint and from the perspective of the persons or organization with which the director or nominee has an affiliation. Our Board has evaluated the status of each current director, and has affirmatively determined, after considering the relevant facts and circumstances and the independence standards set forth above, that each of Alan J. Bowers, Andrew C. Florance, Cynthia A. Hallenbeck, Michael D. Malone, John Rice and Dana L. Schmaltz is independent, as defined in the NYSE rules, and that none of these directors has a material relationship with us.

        The table below summarizes the relevant facts and circumstances that were considered in connection with the independence determinations. None of the relationships described below were considered material relationships that impacted the applicable director's independence.

Director	Relationship Type	Description of Relationship
Andrew C. Florance	Immaterial Purchases of Software Subscriptions from CoStar	The Board has examined subscription payments by us to CoStar Group, Inc. ("CoStar") and its subsidiaries, where Mr. Florance is its president and chief executive officer and a member of its board of directors. The relationship is described on page 63. The Board determined that the relationship did not impair Mr. Florance's independence primarily because: (i) the amounts involved were significantly less than 0.15% of the consolidated gross revenues of both us and CoStar; and (ii) the payments were for commercial real estate information and analytic services we have used in the ordinary course of our business for several years prior to Mr. Florance joining our Board.
Michael D. Malone	Immaterial Business Relationship with New Senior, on whose Board Mr. Malone is a Member
The Board evaluated Mr. Malone's independence in light of financing transactions containing customary terms and conditions on two portfolios of loans in 2015 between Walker & Dunlop, LLC and an affiliate of New Senior, on whose board of directors Mr. Malone is a member. The Board determined that the financing transactions did not impair Mr. Malone's independence.

  Board Leadership Structure

        Mr. Walker serves as the Company's Chairman and Chief Executive Officer. The Board has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company, and believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.

        Nevertheless, the Board understands that the structure of the Board must encourage the free and open dialogue of competing views and provide for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        The Board is committed to maintaining a "Lead Director," as a matter of good corporate governance. The Lead Director is an independent director consistent with criteria established by the NYSE, and will be selected on an annual basis by a majority of the independent directors then serving on the Board. The role of the Lead Director is to serve as liaison between (i) the Board and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board. The Lead Director serves as the focal point of communication to the Board regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The Lead Director, who is currently the Chairman of the Nominating and Corporate Governance Committee, reviews and provides input on full Board meeting agendas, and plays a central role in developing, managing and overseeing our annual Board self-assessment process. The Lead Director acts as chairman of executive sessions of our independent directors and also provides the medium for informal dialogue with and among independent directors, allowing for free and open communication within that group. In addition, the Lead Director serves as the communication conduit for third parties who wish to communicate with the Board. The Company's current Lead Director is Mr. Bowers.

        The Board intends to carefully consider its Board leadership structure from time to time based on what the Board believes is best for the Company and its stockholders.

  Executive Sessions of Non-Management and Independent Directors

        Pursuant to our Corporate Governance Guidelines and the NYSE rules, in order to promote open discussion among independent directors, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions of only independent directors. See "—Director Independence" for a list of our independent directors. The Lead Director acts as chairman of each of the executive sessions described above.

  Communications with the Board

        Stockholders and other interested parties may communicate with the Board by contacting the Lead Director (i) by sending any correspondence they may have in writing to the "Lead Director" c/o the General Counsel & Secretary of Walker & Dunlop, Inc., at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, who will then directly forward such correspondence to the Lead Director, or (ii) by e-mailing correspondence directly to the Lead Director at leaddirector@walkerdunlop.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

  Board Meetings and Director Attendance

        Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year and additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held eleven Board meetings in 2015. Each of our directors attended at least 75% of the total regularly scheduled and special meetings of the Board and the committees on which he or she served. Additionally, pursuant to our Corporate Governance Guidelines, the directors are encouraged, but not required, to attend our annual meetings of stockholders. One of the eight directors who were elected to the Board at the 2015 annual meeting of stockholders attended the meeting.

  Criteria for Board Membership

        The Board has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee's goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

  •
  high integrity;

  •
  an ability to exercise sound judgment;

  •
  an ability to make independent analytical inquiries;

  •
  a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

  •
  a reputation, both personal and professional, consistent with the image and reputation of the Company.

        In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

  •
  diversity, age, background, skills and experience;

  •
  personal qualities and characteristics, accomplishments, and reputation in the business community;

  •
  knowledge and contacts in the communities in which the Company conducts business and in the Company's industry or other industries relevant to the Company's business;

  •
  ability and willingness to devote sufficient time to serve on the Board and committees of the Board;

  •
  knowledge and expertise in various areas deemed appropriate by the Board;

  •
  fit of the individual's skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board;

  •
  whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the SEC; and

  •
  whether the person would qualify as an "independent" director under the NYSE's listing standards and our Corporate Governance Guidelines.

        Neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy with respect to diversity of its directors. However, in connection with its overall director candidate review, the Nominating and Corporate Governance Committee does consider diversity of experience in areas that are relevant to the Company's activities, including, for example, experience in commercial real estate; technology; and finance. Directors must be willing and able to devote sufficient time to carrying out their duties effectively. The Nominating and Corporate Governance Committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.

        The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) our stockholders and (ii) others as it deems appropriate. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

        As part of the identification process, the Nominating and Corporate Governance Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee's process of recommending director candidates. The Nominating and Corporate Governance Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below.

        After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board's director nominees for stockholders to consider and vote upon at the stockholders' meeting.

  Stockholder Recommendations of Director Nominees

        For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices (the "Stockholder Notice") not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Stockholder Notice must set forth:

  •
  as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) a description of all agreements, arrangements or understandings between such stockholder and such potential nominee (and any other person or persons), pursuant to which the nomination is made, and (B) all other information relating to such potential nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  as to the stockholder giving such Stockholder Notice, (A) the name and address of such stockholder, as they appear on the Company's books; (B) the class or series and number of shares of stock of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, including through general or limited partnerships, as of the date of the Stockholder Notice, and a representation that such stockholder will notify the Company in writing of such information as of the record date for the meeting; (C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such stockholder as of the date of the Stockholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or any affiliates, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (D) a representation that such stockholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Stockholder Notice, as the case may be; and (E) a representation as to whether such stockholder intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding shares of stock required to elect the proposed director nominee or to approve or adopt the other business proposal, and/or (ii) otherwise to solicit proxies from stockholders in support of such nominee or other business proposal.

        For purposes of the bulleted paragraphs above, references to "stockholder" include any beneficial owners on whose behalf the director nomination is made. See also "OTHER MATTERS—Stockholder Proposals and Nominations for the 2017 Annual Meeting."

  Code of Ethics for Principal Executive Officer and Senior Financial Officers; Code of Business Conduct

        We have adopted the Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers. This code is intended to:

  •
  deter wrongdoing;

  •
  encourage honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

  •
  ensure compliance with applicable governmental laws, rules and regulations;

  •
  support the prompt internal reporting of violations of the Code of Ethics for Principal Executive Officer and Senior Financial Officers to the appropriate persons identified in the Code of Ethics for Principal Executive Officer and Senior Financial Officers; and

  •
  create accountability for adherence to the Code of Ethics for Principal Executive Officer and Senior Financial Officers.

        We have also adopted the Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code covers areas of professional conduct, including honest and candid conduct, conflicts of interest, disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of Company assets.

        We have posted both our Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics to our website and intend to promptly post any waiver or amendment of our Code of Ethics for Principal Executive Officer and Senior Financial Officers to our website.

        In addition to the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the individual designated by our Chief Executive Officer as our compliance officer (currently, our Executive Vice President, General Counsel & Secretary, Richard M. Lucas), or Audit Committee Chairman, will:

  •
  determine whether the complaint or concern is an accounting complaint and, when possible, acknowledge receipt of the complaint or concern to the reporting person;

  •
  review the complaint in a manner determined by and with the oversight of the Audit Committee and with input from the compliance officer or such other persons, including any third party investigative parties, as the Audit Committee determines to be appropriate;

  •
  appoint one or more internal and/or external investigators to promptly and fully investigate such accounting complaints under the supervision of the compliance officer and, as may be appropriate, the Audit Committee;

  •
  provide the reporting person, to the extent possible and appropriate, the name and contact information for the investigator(s) assigned to the accounting complaint;

  •
  maintain confidentiality to the fullest extent possible, consistent with the need to conduct an adequate review;

  •
  coordinate with other Board committees and government authorities, as appropriate, to the extent that an accounting complaint relates to an ongoing government audit, inspection or investigation;

  •
  obtain advice and assistance from and retain, at the Company's expense, investigators, internal or outside legal counsel and other advisors, as may be appropriate; and

  •
  take prompt and appropriate corrective or remedial action when and as warranted in the judgment of the Audit Committee.

  Risk Oversight

        One of the important roles of our Board is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee's expertise or charter. For example, the Audit Committee oversees our financial statements, internal control over financial reporting, compliance with legal and regulatory requirements and the performance of our internal audit function. Generally, the ongoing monitoring and risk mitigation components of the enterprise risk assessment have been implemented under the oversight of the full Board, which will use the Board committees as appropriate to oversee management's monitoring and mitigation of risks identified by the assessment that are consistent with the respective Committee's oversight authorities. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to more effectively monitor the risks that relate to the committees' respective oversight authorities.

        An important feature of the Board's risk oversight function is to receive regular updates from its committees and management, as appropriate. For example, each year our senior management will work with the head of our internal audit function, who reports directly to the Audit Committee, to develop an audit plan designed to address key corporate governance controls, financial reporting and internal control risks and pre-implementation reviews of significant corporate projects. This plan will subsequently be reviewed by the Audit Committee, and our internal auditors will report the audit results to the Audit Committee on a quarterly basis, or more frequently as needed. The internal auditors also meet regularly with the Audit Committee in executive session. In addition, our General Counsel meets regularly in executive session with the Audit Committee and the Nominating and Corporate Governance Committee and provides them with regular updates regarding material litigation and legal and regulatory compliance matters.

        The Compensation Committee is responsible for overseeing compensation risk, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee is charged with monitoring our equity-based compensation plans, including employee benefit plans. The

Nominating and Corporate Governance Committee oversees risk related to our overall governance, including Board and committee composition, Board size and structure, director independence and ethical and business conduct.

        A committee of senior management comprised of the leaders of our loan origination, loan underwriting, accounting, legal, human resources, information technology, and internal audit groups prepare a written report to the full Board at least quarterly describing key risks faced by us, and how they are addressed. Additionally, the full Board is kept informed of each committee's risk oversight and related activities through standard reports to the Board by each committee chairman, frequent non-member attendance at committee meetings and committee meeting minutes and resolutions which are made available to all directors. Strategic, operational and competitive risks are presented and discussed at the Board's regular quarterly meetings. In addition to getting direct information from its committees, the Board receives updates directly from members of management. As needed between Board meetings, Mr. Walker, our Chairman and Chief Executive Officer, provides reports to the Board on the critical issues we face and the recent developments in our business units, including identified risks. Additionally, Mr. Smith, due to his position as President, is able to frequently communicate with other members of our management and update the Board regularly on the important aspects of the Company's day-to-day operations.

Board Committees

        The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are "independent" under NYSE rules as discussed under "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Corporate Governance Information—Director Independence." In addition, the members of the Audit and Compensation Committees satisfy the additional independence criteria applicable to members of such committees under SEC and NYSE rules.

        The table below provides membership information for each of the Board committees as of March 14, 2016 and the number of meetings held by each committee in 2015:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Alan J. Bowers	X	†			X	*
Andrew C. Florance					X
Cynthia A. Hallenbeck	X	†*	X
Michael D. Malone	X		X
John Rice			X	*	X
Dana L. Schmaltz			X		X
2015 Meetings	5		10		6

*
Committee Chairman

†
Audit Committee Financial Expert

  Audit Committee

        Our Audit Committee consists of Alan J. Bowers, Cynthia A. Hallenbeck and Michael D. Malone, three of our independent directors, with Ms. Hallenbeck serving as the Audit Committee's Chairman. Each of Mr. Bowers and Ms. Hallenbeck qualifies as an "audit committee financial expert" as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board has also determined that each Audit Committee member is "financially literate" as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter that details the principal functions of the Audit Committee, including oversight related to:

  •
  our accounting and financial reporting processes;

  •
  the integrity of our consolidated financial statements and financial reporting process;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function;

  •
  our policies and procedures with respect to risk assessment and risk management, including key risks to which we are subject and the steps we have taken to monitor and control exposure to such risks, which is overseen in consultation with our management, and the full Board, as appropriate; and

  •
  review and approval of any related party transactions.

        The Audit Committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

        Our Audit Committee charter and the corporate governance rules of the NYSE require that in the event a director simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of that member to effectively serve on our Audit Committee and disclose that determination. None of our Audit Committee members serves on the audit committees of more than three public companies (including our Audit Committee).

        The Audit Committee met five times in 2015.

  Compensation Committee

        Our Compensation Committee consists of Cynthia A. Hallenbeck, Michael D. Malone, John Rice and Dana L. Schmaltz, four of our independent directors, with Mr. Rice serving as the Compensation Committee's Chairman. We have adopted a Compensation Committee charter that details the principal functions of the Compensation Committee, including:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers' compensation, evaluating our executive officers' performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

  •
  reviewing and approving the compensation of our executive officers, subject to the terms and conditions of any pre-existing employment agreements;

  •
  reviewing and evaluating, as it deems appropriate, the compensation for directors, including board committee retainers, meeting fees, equity based compensation and such other forms of compensation as the compensation committee may consider appropriate and recommend to the board, as appropriate, changes to such compensation;

  •
  reviewing our executive compensation policies and plans;

  •
  implementing and administering our annual cash incentive plan and equity-based compensation plan;

  •
  determining the number and terms of equity awards to be granted to our directors, executive officers and other employees pursuant to these plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing the company's policies and procedures with respect to risk assessment and risk management for compensating all employees, including non-executive officers, and reporting its findings to the Board.

        Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.

        The Board has established a special committee of the Board (the "Non-Executive Equity Award Committee"), currently comprised of Messrs. Walker, our Chairman and Chief Executive Officer and Smith, our President, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2015 Equity Incentive Plan. As of March 14, 2016, those grants may not exceed a total of 795,210 shares. The Non-Executive Equity Award Committee's authority does not in any way limit the Compensation Committee's authority to administer the 2015 Equity Incentive Plan.

        Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee engaged Towers Watson & Co ("Towers Watson") and Pay Governance LLC ("Pay Governance") in 2015 to act as compensation consultants. Towers Watson and Pay Governance reported directly to the Compensation Committee and the Compensation Committee had the sole authority to terminate each engagement.

        Towers Watson's primary roles for 2015 were to:

  •
  re-assess the peer group identified by our Compensation Committee in 2014 against which our 2015 performance and non-employee director and executive pay should be examined;

  •
  evaluate our executive compensation programs and provide recommendations regarding non-employee director compensation and executive compensation strategy and policies, including a review of philosophy, comparative review of total direct compensation at our peer group companies (for example, base salary, short- and long-term incentives, and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications;

  •
  evaluate and analyze our compensation policies and practices for our named executive officers and our loan origination staff to determine whether they create risks that are reasonably likely to have a material adverse effect on us; and

  •
  attend selected Compensation Committee meetings.

        Pay Governance's primary role with respect to 2015 was to provide recommendations regarding executive compensation strategy and policies.

        Neither Towers Watson nor Pay Governance provided any other services to the Company. The Compensation Committee concluded that Towers Watson and Pay Governance had no conflicts of interest during fiscal year 2015. In reaching this conclusion, the Compensation Committee considered all relevant factors, including the six independence factors relating to committee advisors that are specified in the NYSE rules. These factors are:

  •
  the provision of other services to the company by an advisor's employer;

  •
  the amount of fees received from the company by an advisor's employer as a percentage of the total revenue of the advisor's employer;

  •
  the policies and procedures of an advisor's employer that are designed to prevent conflicts of interest;

  •
  any business or personal relationship of an advisor with a member of the committee;

  •
  any stock of the company owned by an advisor; and

  •
  any business or personal relationship of an advisor or the adviser's employer with an executive officer of the Company.

        For further discussion of the role of the Compensation Committee in the executive compensation decision-making process, and for a description of the nature and scope of Towers Watson's and Pay Governance's respective assignments, see the section titled "COMPENSATION DISCUSSION AND ANALYSIS."

        Our Compensation Committee considers the recommendations of Mr. Walker, our Chairman and Chief Executive Officer, regarding any Company and individual performance targets, assessments of performance and compensation levels generally for our named executive officers. Mr. Walker presents a self-assessment of his own individual performance to the Compensation Committee and makes recommendations regarding his own compensation, but the Compensation Committee considers the compensation determination without Mr. Walker and other members of management being present. Senior members of the human resources, legal, finance and accounting departments may also provide input to the Compensation Committee concerning matters relevant to the compensation plans and amounts, including compensation plan structure, individual and company-specific performance achievements and the impacts of the compensation plans and related payments on the Company's financial performance.

        The Compensation Committee met 10 times in 2015.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Alan J. Bowers, Andrew C. Florance, John Rice and Dana L. Schmaltz, four of our independent directors, with Mr. Bowers serving as the Nominating and Corporate Governance Committee's Chairman. We have adopted a nominating and corporate governance committee charter that details the principal functions of the Nominating and Corporate Governance Committee, including:

  •
  identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

  •
  developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

  •
  overseeing the Board's compliance with financial, legal and regulatory requirements and its ethics program as set forth in the Company's Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive Officer and Senior Financial Officers;

  •
  reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

  •
  recommending to the Board nominees for each Board committee; and

  •
  overseeing the annual evaluation process for the Board, management and the other committees of the Board, as required by applicable law, regulations and the NYSE corporate governance listing standards.

        The Nominating and Corporate Governance Committee met six times in 2015.

 AUDIT RELATED MATTERS

Proposal 2:    Ratification of Appointment of Independent Registered Public Accounting Firm

        Our consolidated financial statements for the year ended December 31, 2015 have been audited by KPMG LLP, which served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2016. We have been advised by KPMG LLP that representatives of KPMG LLP will be present at our 2016 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider the appointment and may retain KPMG LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders' best interest.

  Vote Required

        The ratification of the appointment of KPMG LLP requires the approval of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not count as votes cast with respect to the proposal.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

Disclosure of KPMG LLP Fees for the Years Ended December 31, 2015 and December 31, 2014

        The following table shows the fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended December 31, 2015, and December 31, 2014, and fees billed for other services rendered by KPMG LLP during those periods:

	2015	2014
Audit Fees(1)	$1,035,000	$875,000
Audit Related Fees(2)	147,000	252,686
Tax Fees(3)	279,564	275,020
All Other Fees(4)	—	3,300
Total	$1,461,564	$1,406,006

(1)
Audit Fees include fees for audits of our 2015 and 2014 consolidated financial statements.

(2)
Audit Related Fees include fees for our statutory and regulatory compliance audits and our employee benefit plan audits and the preparation of comfort letters in connection with registered securities offerings.

(3)
Tax Fees include fees for tax compliance and advisory services.

(4)
All Other Fees include fees for registration statement reviews and fees for our annual subscription to a web-based suite of accounting research resources provided by KPMG LLP.

        All services provided by KPMG LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence from us.

Pre-Approval Policies and Procedures

        The Audit Committee's policy is to review and pre-approve either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess annually, a list of specific services within certain categories of services, including audit and audit-related services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The Audit Committee Chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:

  •
  the type of services covered by the engagement;

  •
  the dates the engagement is scheduled to commence and terminate;

  •
  the estimated fees payable by us pursuant to the engagement;

  •
  other material terms of the engagement; and

  •
  such other information as the Audit Committee may request.

Report of the Audit Committee

        The Audit Committee is currently comprised of Ms. Hallenbeck (Chairman), and Messrs. Bowers and Malone. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

        One of the Audit Committee's principal purposes is to assist the Board in overseeing the integrity of our consolidated financial statements. Our management team has the primary responsibility for our consolidated financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. KPMG LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, or GAAP. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements as of and for the year ended December 31, 2015 with our management and representatives of KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements for the past year were prepared in accordance with GAAP.

        The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee has received both the written disclosures and the letter from KPMG LLP, as well as engaged in a dialogue, as required by the applicable requirements of the PCAOB regarding KPMG LLP's communications with the audit committee concerning independence and has discussed with KPMG LLP the independence of KPMG LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from us.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for 2015 be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Respectfully submitted, The Audit Committee of the Board of Directors Cynthia A. Hallenbeck (Chairman) Alan J. Bowers Michael D. Malone

        The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers as of March 14, 2016. Executive officers are elected by and serve at the discretion of our Board.

Name	Age	Title
William M. Walker	48	Chairman of the Board of Directors and Chief Executive Officer
Howard W. Smith, III	57	President and Director
Richard M. Lucas	50	Executive Vice President, General Counsel and Secretary
Stephen P. Theobald	53	Executive Vice President, Chief Financial Officer and Treasurer
Richard C. Warner	60	Executive Vice President and Chief Credit Officer

Executive Officer Biographies

        Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Walker and Smith, whose backgrounds and positions are described above (See "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Nominees for Election for a One-Year Term Expiring at the 2017 Annual Meeting of Stockholders").

        Richard M. Lucas serves as our Executive Vice President, General Counsel and Secretary. Mr. Lucas was a member of our Board from July to November 2010, when he joined the Company as Executive Vice President and General Counsel, and has served as a member of the board of managers of Walker & Dunlop, LLC since January 2010. Mr. Lucas is responsible for our Legal, Human Resources, Information Technology, and Office Services groups, provides administrative oversight of the internal audit function and, together with the other executive officers, the overall strategic direction of our Company. Mr. Lucas joined Hilton Worldwide, Inc., a global hospitality company, in May 2008 as executive vice president, general counsel and corporate secretary and served as a member of Hilton's executive committee until he joined us in November 2010. Prior to joining Hilton, Mr. Lucas was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he was in private practice for 18 years. At Arnold & Porter, his practice focused on real estate transactions and litigation, primarily in the hospitality and senior living areas. From 2005 to 2008, Mr. Lucas also served as an adjunct faculty member at The George Washington University Law School, where he taught a course on real estate transactions. Mr. Lucas is the President and a member of the D.C. board of directors of the non-profit JDRF Greater Chesapeake and Potomac Chapter. Mr. Lucas received his Bachelor of Science in Business Administration from Georgetown University's McDonough School of Business and his Juris Doctor from Yale Law School.

        Stephen P. Theobald serves as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Theobald is responsible for our Financial Reporting, Budgeting and Accounting, Servicing, Marketing and Investor Relations groups and, together with the other executive officers, the overall strategic direction of our Company. Mr. Theobald also has served as a member of the board of managers of Walker & Dunlop, LLC since April 2013. From December 2010 to March 2013, Mr. Theobald served as the executive vice president and chief financial officer of Hampton Roads Bankshares, Inc., a publicly-traded holding company for Bank of Hampton Roads, a Virginia state-chartered commercial bank. From April 2010 to November 2010, Mr. Theobald served as a financial consultant to Hampton Roads Bankshares, Inc. Mr. Theobald also held a number of senior financial positions at Capital One Financial Corporation from 1999 to 2010, most recently serving as chief financial officer, local banking, a position he held from 2005 to 2010. Mr. Theobald began his career at KPMG LLP in 1984, and he served as audit partner, financial services, from 1996 to 1999. From 1990 to 1992, he served as a professional accounting fellow in the Office of the Chief Accountant at the Comptroller of the Currency. Mr. Theobald received a B.S.B.A. in Accounting from the University of Notre Dame.

        Richard C. Warner serves as our Executive Vice President and Chief Credit Officer. Mr. Warner has served as a senior vice president and chief underwriter of Walker & Dunlop, LLC or its predecessors since September 2002. As Executive Vice President and Chief Credit Officer, Mr. Warner is responsible for our Asset Management, Underwriting, and Closing and Delivery groups and, together with the other executive officers, the overall strategic direction of our Company. Mr. Warner also has served as a member of the board of managers of Walker & Dunlop, LLC since December 2011. Prior to joining Walker & Dunlop, Mr. Warner held a number of leadership positions with Main America Capital and its successors, a company that originated commercial and multifamily loans nationwide. From 1994 to 1998, Mr. Warner was the president of Main America Capital; from 1998 to 2000, he was vice president of originations for RFC Commercial; and from 2000 to 2002, he was vice president and branch manager for GMAC Commercial Mortgage. In 1978, Mr. Warner started his career with Canada's Confederation Life Insurance Company, where he held a number of successive positions, ending as mortgage and real estate vice president in 1994. Mr. Warner received his Bachelor of Arts in Urban Studies from McGill University.

 COMPENSATION DISCUSSION AND ANALYSIS

        This section describes the compensation programs for our Chief Executive Officer and Chief Financial Officer in 2015 as well as our other three most highly compensated executive officers during 2015, all of whom we refer to collectively as our named executive officers or NEOs. Our NEOs for 2015 are:

  •
  Chairman and Chief Executive Officer (CEO), William M. Walker;

  •
  Executive Vice President, Chief Financial Officer (CFO) and Treasurer, Stephen P. Theobald;

  •
  President, Howard W. Smith, III;

  •
  Executive Vice President, General Counsel and Secretary, Richard M. Lucas; and

  •
  Executive Vice President and Chief Credit Officer, Richard C. Warner

Executive Summary

  Overview of 2015 Performance and Pay for Performance

        One of the key elements of the Compensation Committee's executive compensation philosophy is that compensation should encourage and reward strong financial and management performance. In furtherance of this philosophy, in 2015, the Compensation Committee established the 2015 annual cash incentive plan with performance goals intended to focus the NEOs on the key financial metrics considered most important in driving Company results and stockholder value, including adjusted EBITDA(1), return on equity and diluted earnings per share. The 2015 annual cash incentive plan also contains individual performance metrics for each NEO relating to corporate leadership and strategic initiatives that were assigned based on the NEO's ability to drive positive performance outcomes. In 2015, under the leadership of our NEOs, we achieved the following exceptional growth in each of the financial performance metrics:

        Additionally, in 2015, we achieved record total revenues, record total transaction volume (comprised of both loan originations and investment sales volumes) and launched our investment sales platform. These achievements are reflected in the 64.25% total shareholder return ("TSR") delivered to our investors in 2015. These exceptional 2015 results would not have been achieved without the leadership and efforts of the NEOs, and the results had a direct impact on the compensation decisions

(1)
Adjusted EBITDA is not a financial measure calculated in accordance with GAAP. A reconciliation of adjusted EBITDA to GAAP net income is located on pages 45-47 of our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 26, 2016.

and performance-based outcomes for 2015 under the 2015 annual cash incentive plan. Taking into account these and other accomplishments described below, the Compensation Committee awarded the NEOs annual incentive compensation at the maximum levels under the 2015 annual cash incentive plan and awarded each NEO an additional cash bonus of $200,000. In addition to the financial performance achievements set forth above for 2015, the following is a list of notable performance achievements that were considered by the Compensation Committee in determining 2015 annual cash incentive payments to the NEOs:

  •
  earned record total revenues of $468.2 million, up 30% over the prior year;

  •
  earned record net income of $82.1 million, up 60% over the prior year;

  •
  achieved record total transaction volume of $17.8 billion, up 56% over the prior year;

  •
  improved the Company's 2015 operating margin to 29% from 23% in 2014;

  •
  launched the Company's new multifamily investment sales business with the acquisition of certain assets of Engler Financial Group; and

  •
  maintained our valued culture, as evidenced by our recognition as a Great Place to Work® 2015 Best Small & Medium Workplaces list, as published in Fortune magazine.

        Additionally, we have voluntarily included in this proxy statement a say-on-pay proposal and a proposal regarding the frequency of future say-on-pay proposals, which the Board recommends be held annually. We believe our stockholders should have the opportunity to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, which will enhance and reinforce accountability for our compensation practices.

  Highlights of Our Compensation Program Practices

  What We Do

  •
  We Pay for Performance—We tie our NEOs' annual cash incentive to financial performance metrics, including total revenues, adjusted EBITDA, return on equity and diluted earnings per share. In 2015, base salary for each NEO represents only 33% of total target direct compensation opportunity (i.e., base salary, annual cash incentive and annual equity award), with the remainder of compensation being variable or "at risk."

  •
  We Have Adopted Executive and Director Stock Ownership Guidelines—Our executive officers are expected to own shares of our common stock with a value equal to at least three to five times base salary depending on position. Our non-employee directors are expected to own shares in our common stock with a value equal to at least three times the value of the annual cash retainer paid to the directors. See description under "—Compensation Policies—Stock Ownership Guidelines for our NEOs."

  •
  We Use an Independent Compensation Consulting Firm—The Compensation Committee utilizes an independent compensation consulting firm that provides no other services to the Company.

  •
  We Have Instituted a "Clawback" Policy—If we are required to prepare an accounting restatement, then awards under our 2015 Equity Incentive Plan are subject to mandatory forfeiture if the amount earned or vesting of the award is explicitly based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved. We also have the right to recover any awards to participants under the 2015 Equity Incentive Plan in case of a financial restatement as a result of their knowing or gross negligence or failure to prevent misconduct or to the extent provided by clawback policies that we may adopt in the future.

  •
  We Evaluate Tally Sheets of NEO Compensation—In reviewing compensation for 2015, the Compensation Committee reviewed and considered total compensation for each NEO, including reviews of reports that provide the value of: (1) historic and current elements of each NEO's compensation; and (2) equity awards granted to the NEO under our 2015 Equity Incentive Plan.

  What We Don't Do

  •
  No Hedging—All of our directors and employees, including our NEOs, are prohibited from hedging their economic interest in our stock through short-sales, trading in puts and calls, or the use of other derivative instruments.

  •
  No Pledging—All of our directors and employees, including our NEOs, are prohibited from pledging our stock, including through margin accounts or to secure other loans.

  •
  No Single-Trigger "Change in Control" Cash Severance Payments—We have employment agreements with NEOs that provide only a limited severance package, and no cash severance payments that are triggered solely upon a "change in control."

  •
  No Perquisites—We currently do not provide any perquisites and do not intend to provide perquisites exceeding $10,000 in the aggregate to our executives.

  •
  No Income Tax Gross-Ups—We currently do not provide excise tax or income tax gross-ups for personal benefits.

Compensation Philosophy

        The compensation elements, amounts and target levels for our NEOs as of December 31, 2015 were determined by the Compensation Committee based on our belief that compensation should:

  •
  align with stockholders' interests;

  •
  support our business strategies and objectives;

  •
  pay for performance;

  •
  be market competitive; and

  •
  encourage short-term and long-term retention.

        We use a combination of measures and time horizons to foster and reward performance. The following chart summarizes the relevant 2015 performance measures and time frames used to assess our variable pay elements:

Role of Board and Management in Compensation Decisions

  •
  CEO and other NEO pay is set by the Compensation Committee;

  •
  CEO, the Senior Vice President of Human Resources and senior members of the legal and accounting departments provide support to the Compensation Committee. The Senior Vice President of Human Resources and the Secretary or Assistant Secretary attend all Compensation Committee meetings, but neither they, nor any other employee of the Company are present for executive sessions of the Compensation Committee;

  •
  CEO provides performance assessments and compensation recommendations for each of the NEOs, including a self-assessment of his own performance, but is not present during deliberations concerning his compensation, which is done without members of management present;

  •
  Compensation Committee frequently meets in executive session without members of management present; and

  •
  Compensation Committee regularly updates, and receives feedback from, the full Board regarding matters relating to compensation and our equity plans.

Role of Compensation Consultant

        The Compensation Committee retained Towers Watson and Pay Governance in 2015 to provide the Compensation Committee with independent compensation data, analysis and advice. Towers Watson and Pay Governance reported directly to the Compensation Committee, and the Compensation Committee had the sole authority to approve the terms of, and terminate, their engagements.

        Towers Watson's primary roles in 2015 were to:

  •
  re-assess the peer group identified by our Compensation Committee in 2014 against which our 2015 performance and non-employee director and executive pay should be examined;

  •
  evaluate our executive compensation programs and provide recommendations regarding non-employee director compensation and executive compensation strategy and policies, including a review of philosophy, comparative review of total direct compensation at our peer group companies (for example, base salary, short- and long-term incentives, and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications;

  •
  evaluate and analyze our compensation policies and practices for our NEOs and our loan origination staff to determine whether they create risks that are reasonably likely to have a material adverse effect on us and

  •
  attend selected Compensation Committee meetings.

        Pay Governance's primary role in 2015 was to provide recommendations regarding executive compensation strategy and policies.

        For additional information regarding the Compensation Committee's use of Towers Watson and Pay Governance, refer to "BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Board Committees—Compensation Committee" above.

Setting Executive Compensation

        The Compensation Committee evaluates compensation levels for each NEO. In reviewing compensation for 2015, the Compensation Committee reviewed and considered total compensation for each NEO, including reviews of reports that provide the value of: (1) historic and current elements of each NEO's compensation; and (2) equity awards granted to the NEO under our 2010 and 2015 Equity Incentive Plans.

  Use of Peer Group and Survey Data

        The Compensation Committee strives to set target opportunity compensation levels to be competitive with the market in which we compete for executive talent. We use compensation information from: (1) a "Peer Group" of publicly traded companies in specific industries in which we compete for executive talent; and (2) general industry companies with revenues comparable to ours through the use of pooled survey data. Towers Watson combined the data from the Peer Group with pooled survey data to create the market data reviewed by the Compensation Committee.

        At the time 2015 compensation was determined, we did not have direct publicly traded peers. Therefore, the Peer Group was selected by the Compensation Committee with advice from Towers Watson, taking into consideration industry relevance, business operations, comparability of size in terms of revenue, net income, total assets, market capitalization and number of employees, business competitors and input from management. The Peer Group was not chosen on the basis of executive compensation levels. The 2015 Peer Group comprises the 14 companies below, with one deletion from and one addition to the 2014 Peer Group identified by strikethrough and underlining, respectively.

American Assets Trust, Inc.	Ladder Capital Corp.
American Capital, Ltd.	Marcus & Millichap, Inc.
Astoria Financial Corporation	~~NewStar Financial, Inc~~ (deleted)
Dime Community Bancshares Inc.	PennyMac Financial Services, Inc
Encore Capital Group, Inc.	Redwood Trust, Inc.
HFF, Inc.	Washington Real Estate Investment Trust
Investors Bancorp Inc.	WSFS Financial Corporation (added)
Kennedy-Wilson Holdings, Inc.

        Based on the analysis performed by Towers Watson described above, the Compensation Committee removed NewStar Financial Inc. from the 2015 Peer Group because its 2014 net income, total revenues and number of employees were significantly less than ours. Additionally, based on Towers Watson's analysis, the Compensation Committee added WSFS Financial Corporation to the 2015 Peer Group because, like us, its business operations focus on commercial real estate finance and its 2014 net income, total revenues, total assets, market capitalization and number of employees were comparable to ours.

        Our Compensation Committee also used commercially available survey data provided to it by Towers Watson to identify market-median and other market elements related to our 2015 compensation program. This survey data included the Towers Watson 2015 Survey of Top Management Compensation, Towers Watson 2015 Financial Services Survey, Mercer 2015 Executive Compensation Database, and 2015 McLagan Commercial Real Estate Finance Survey. This survey data includes pooled compensation data from many companies and the findings are segregated by, for example, revenue level and number of employees. The survey data does not include target short-term incentive or target total cash data, instead, it includes only actual short-term incentive and actual total cash compensation data. The Compensation Committee does not know the identity of the constituent companies that make up the pooled survey data.

        Consistent with prior practice, comparative market data is not used by the Compensation Committee to "benchmark" the amount of total compensation or any specific element of compensation for the NEOs. Instead, comparative market data has been and is expected to continue to be reviewed by the Compensation Committee as a general reference and guide to assist the Compensation Committee with its decisions related to executive compensation.

2015 Elements of Compensation

        Our compensation program for our NEOs consists of the following elements, each of which satisfies one or more of our alignment, performance and retention objectives:

Compensation Element	Objectives	Key Features
Base Salary	• Provides a stable annual income at a level consistent with individual contributions.	• Adjustments are considered annually based on individual performance, level of pay relative to the market, internal pay equity, and retention issues.
Short-Term Cash Bonus and Annual Cash Incentive

•

Rewards Company and individual performance.

•

Aligns NEOs' interests with those of our stockholders by promoting the achievement of targeted financial results.

•

Retains NEOs by providing competitive compensation opportunity.

•

Provides for payouts of up to 200% of the NEO's base salary if an annual revenue achievement threshold is met.

•

Payouts are based upon a combination of Company performance and individual performance.

Long-Term Annual Equity Awards (Restricted Stock and Non-Qualified Stock Options)

•

Aligns NEOs' interests with long-term stockholder interests by linking a portion of each NEO's realizable compensation to long-term stock performance.

•

Provides opportunities for wealth creation and ownership, which enables us to retain and motivate our NEOs.

•

Retains NEOs through multi-year vesting of equity grants and by providing market-competitive compensation.

•

Promotes an executive decision-making process that maintains a balanced focus on both immediate measures of success and on the effective growth and development of the business at least three years into the future.

•

Targets 100% of base salary as an annual equity award.

•

Utilizes different equity types, including restricted stock and non-qualified stock options, to balance the multiple objectives.

•

Long-term equity awards generally vest in ratable increments over a three year period.

Retirement Savings Opportunities and Deferral Programs

•

Allows all eligible employees to save for retirement in a tax efficient manner.

•

Allows for eligible employees to defer portions of their compensation in the form of Company stock units, further aligning interests of NEOs and senior management with stockholders.

•

Under the 401(k) plan, employees are eligible to defer a portion of their pay, and we make a matching contribution.

•

Our 401(k) plan does not discriminate in scope, terms or operation in favor of officers and is available to all eligible employees.

Compensation Element	Objectives	Key Features

•

The Management Deferred Stock Unit Purchase Plan (the "MSPP") allows eligible employees to elect to purchase stock units settled in our common stock on a deferred basis with up to 100% of their annual cash incentive award. MSPP participants generally receive an automatic grant of deferred stock units or restricted stock units as a matching award equal to 50% of the deferred stock units acquired in the MSPP (subject to a maximum matching amount).

Health and Welfare Benefits	• Offers all eligible employees a competitive benefits package, which includes health and welfare benefits, such as medical, dental, disability insurance, and life insurance benefits.	• The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.
Perquisites and Other Benefits

•

We currently do not provide any perquisites and do not intend to provide perquisites exceeding $10,000 in the aggregate to our NEOs because we believe that we can provide better incentives for desired performance with compensation in the forms described above.

N/A

Mix of Total Direct Compensation

        The chart below shows the relative amounts that we targeted for each element of total direct compensation for 2015, which is comprised of base salary, target annual cash incentive and target long-term equity awards (based on 2015 target levels). As shown below, total compensation for executives emphasizes variable performance-based pay.

  Fixed vs. Variable Pay Opportunity of Total Pay For Our NEOs

2015 Executive Officer Compensation

  Base Salary

        Base salaries are set primarily by the NEOs' employment agreements. The Compensation Committee considers additional factors to determine whether to increase base salaries beyond the amounts required by the employment agreements. The Compensation Committee consults with the CEO with respect to the recommended base salaries for the other NEOs and takes into consideration market data provided by the Compensation Committee's compensation consultant, as previously described under "—Setting Executive Compensation—Use of Peer Group and Survey Data." In setting individual base salaries, consideration is given to factors such as: (1) the performance of the Company; (2) the individual performance of each NEO, taking into account the recommendation of the CEO with respect to the performance and contribution of individuals and the individual performance measures under the annual cash incentive program; (3) the NEO's scope of responsibility in relation to other NEOs and key members of senior management within the Company and internal pay equity; and (4) any retention issues. The Compensation Committee did not increase any NEO's salary in 2015.

        Base salary for each of our NEOs in 2015 and 2014 was as follows:

	Base Salary ($)
Name	2015	2014	% Change
William M. Walker	750,000	750,000	0
Stephen P. Theobald	400,000	400,000	0
Howard W. Smith, III	500,000	500,000	0
Richard M. Lucas	400,000	400,000	0
Richard C. Warner	400,000	400,000	0

        Base salaries affect other elements of total compensation, including annual cash incentive, long-term equity compensation, and retirement benefits. In setting base salaries for the NEOs, the Compensation Committee considers the impact on other elements of total direct compensation.

  Annual Cash Incentive Award

        In March 2015, the Compensation Committee established the 2015 annual cash incentive plan. Under the 2015 annual cash incentive plan, the Compensation Committee established as a prerequisite to the funding of the incentive plan that the Company achieve a minimum of $275 million of total revenues for the fiscal year ended December 31, 2015. If that performance objective was achieved or exceeded, the NEOs were then eligible to receive an award of up to 200% of base salary, based on pre-determined Company and individual performance goals that the Compensation Committee established in March 2015, as described below. The Company achieved total revenues of $468.2 million in 2015, and as a result, each NEO was eligible to receive an annual cash incentive award of up to 200% of his base salary, subject to achievement of his individual performance goals, as determined by the Compensation Committee. The following tables set forth for each NEO the weight assigned to each performance goal, the performance needed to achieve each performance goal, the actual performance achieved in 2015 as determined by the Compensation Committee and the corresponding payouts approved by the Compensation Committee.

        The Compensation Committee chose the performance goals to focus the NEOs on the key operating metrics considered most important in driving Company results and stockholder value. Individual metrics were assigned based on each NEO's ability to drive performance. For each NEO, achievement of applicable performance criteria at the threshold, target or maximum levels results in bonuses of up to 50%, 100% and 200%, respectively, of such NEO's base salary, subject to the exercise of negative discretion by the Compensation Committee. The threshold, target and maximum levels are based on the NEO's employment agreement requirements, as well as his position and responsibilities, applicable market data, and our overall compensation philosophy, which emphasizes performance-based compensation. The Compensation Committee deemed that the performance levels would be sufficiently challenging to merit payout, and in particular that the maximum performance levels would require significant stretch performance compared to past years, such that maximum payout would only be achieved for truly outstanding results.

        The percentage weight amounts attributable to the Adjusted EBITDA, Return on Equity and Diluted Earnings Per Share performance goals were interpolated on a straight line basis if achievement of the performance goals fell between the specified goals for the threshold and target levels or between the target and maximum levels. The aggregate weighting for the performance goals provides for up to 110 percent achievement of the maximum payout under the annual cash incentive plan.

William M. Walker
Chairman and Chief Executive Officer

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$375,000	$750,000	$1,500,000	—	$1,500,000 (total)
Adjusted EBITDA	21%	$90,400,000	$106,300,000	$117,000,000	$124,279,000	$315,000
Return on Equity	21%	13%	14%	15%	19%	$315,000
Adjusted Diluted EPS	21%	$1.65	$1.76	$1.90	$2.65	$315,000
Corporate Leadership	14%	N/A	N/A	N/A	Achieved, as described below	$210,000
Strategic Initiatives	23%	N/A	N/A	N/A	Achieved, as described below	$345,000

        Mr. Walker's corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  managing the effective deployment of our capital, as evidenced by the 49% growth in our average loan balance for our interim loan program in 2015 and the direct repurchase of 3 million shares in March 2015 at a price of $15.60 per share from our then largest stockholder that eliminated a significant investor concentration;

  •
  continued support of our loan origination and business development activities as demonstrated by over 150 meetings with our customers nationwide and resulting in the origination of several large loan portfolio transactions;

  •
  managing corporate efficiency initiatives, that, when coupled with our revenue growth, resulted in the achievement of 2015 operating margin of 29%;

  •
  launching a new multifamily investment sales business following the acquisition of certain assets of Engler Financial Group in April 2015;

  •
  furthering extremely strong relationships with Fannie Mae and Freddie Mac (the "GSEs"); and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® 2015 Best Small & Medium Workplaces list, as published in Fortune magazine for the third time in four years.

 Stephen P. Theobald
Executive Vice President, Chief Financial Officer & Treasurer

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$200,000	$400,000	$800,000	—	$800,000 (total)
Adjusted EBITDA	21%	$90,400,000	$106,300,000	$117,000,000	$124,279,000	$168,000
Return on Equity	21%	13%	14%	15%	19%	$168,000
Adjusted Diluted EPS	21%	$1.65	$1.76	$1.90	$2.65	$168,000
Corporate Leadership	19%	N/A	N/A	N/A	Achieved, as described below	$152,000
Strategic Initiatives	18%	N/A	N/A	N/A	Achieved, as described below	$144,000

        Mr. Theobald's corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  managing the effective deployment of our capital, as evidenced by the 49% growth in our average loan balance for our interim loan program in 2015 and the direct repurchase of 3 million shares in March 2015 at a price of $15.60 per share from our then largest stockholder that eliminated a significant investor concentration;

  •
  successful expansion of our warehouse funding sources and amounts to facilitate our record total transaction volumes;

  •
  successful management of our Servicing department as our servicing portfolio exceeded $50.0 billion at December 31, 2015, including managing the transition of certain loan servicing functions from being outsourced to being performed in-house;

  •
  managing corporate efficiency initiatives, that, when coupled with our revenue growth, resulted in the achievement of 2015 operating margin of 29%;

  •
  successful management of our Marketing department below its pre-determined budgeted amount for 2015; and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® 2015 Best Small & Medium Workplaces list, as published in Fortune magazine for the third time in four years.

Howard W. Smith, III
President

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$250,000	$500,000	$1,000,000	—	$1,000,000 (total)
Adjusted EBITDA	21%	$90,400,000	$106,300,000	$117,000,000	$124,279,000	$210,000
Return on Equity	21%	13%	14%	15%	19%	$210,000
Adjusted Diluted EPS	21%	$1.65	$1.76	$1.90	$2.65	$210,000
Corporate Leadership	26%	N/A	N/A	N/A	Achieved, as described below	$260,000
Strategic Initiatives	11%	N/A	N/A	N/A	Achieved, as described below	$110,000

        Mr. Smith's corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  successful management of our loan origination staff, as evidenced by our record 2015 loan origination volume of $16.2 billion, a 43% increase over 2014;

  •
  managing corporate efficiency initiatives, that, when coupled with our revenue growth, resulted in the achievement of 2015 operating margin of 29%;

  •
  successful management of the integration of the Johnson Capital Group loan origination staff, as evidenced by an approximately 90% growth in average loan origination volume per loan originator;

  •
  launching a new multifamily investment sales business following the acquisition of certain assets of Engler Financial Group in April 2015, including integrating the investment sales and loan origination function; and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® 2015 Best Small & Medium Workplaces list, as published in Fortune magazine for the third time in four years.

Richard M. Lucas
Executive Vice President, General Counsel and Secretary

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$200,000	$400,000	$800,000	—	$800,000 (total)
Adjusted EBITDA	21%	$90,400,000	$106,300,000	$117,000,000	$124,279,000	$168,000
Return on Equity	21%	13%	14%	15%	19%	$168,000
Adjusted Diluted EPS	21%	$1.65	$1.76	$1.90	$2.65	$168,000
Corporate Leadership	19%	N/A	N/A	N/A	Achieved, as described below	$152,000
Strategic Initiatives	18%	N/A	N/A	N/A	Achieved, as described below	$144,000

        Mr. Lucas's corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  successful management of our legal transactional and litigation matters, as evidenced by our successful acquisition of certain assets of Engler Financial Group and recent litigation outcomes for matters active in 2015;

  •
  effective management of our legal, human resources and office services budgets well below their pre-determined budgeted amounts for 2015;

  •
  effective management of our information technology group in his first year of such responsibility; and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® 2015 Best Small & Medium Workplaces list, as published in Fortune magazine for the third time in four years.

 Richard C. Warner
Executive Vice President and Chief Credit Officer

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$200,000	$400,000	$800,000	—	$800,000 (total)
Adjusted EBITDA	21%	$90,400,000	$106,300,000	$117,000,000	$124,279,000	$168,000
Return on Equity	21%	13%	14%	15%	19%	$168,000
Adjusted Diluted EPS	21%	$1.65	$1.76	$1.90	$2.65	$168,000
Corporate Leadership	28%	N/A	N/A	N/A	Achieved, as described below	$224,000
Strategic Initiatives	9%	N/A	N/A	N/A	Achieved, as described below	$72,000

        Mr. Warner's corporate leadership and strategic initiative goals, and his accomplishments in attaining them, included:

  •
  outstanding management of our credit risk by our Underwriting department and successful management of our Asset Management department's loss mitigation practices, as evidenced by the extremely low default rate of our Fannie Mae at risk portfolio;

  •
  facilitating the growth of our lending with the GSEs, as evidenced by a 49% increase in GSE loans originated in 2015 from 2014;

  •
  successfully reducing the average cost per underwritten loan by 9% from 2014; and

  •
  maintaining our valued culture, as evidenced by our recognition as a Great Place to Work® 2015 Best Small & Medium Workplaces list, as published in Fortune magazine for the third time in four years.

  Discretionary Bonus

        As noted above in "—Executive Summary—Overview of 2015 Performance and Pay for Performance," 2015 was a record year for the Company in many respects, culminating in a 64.25% TSR. The TSR significantly exceeded that of all of the companies in the 2015 Peer Group, as set forth in the chart below (for more information on our 2015 Peer Group, see "—Setting Executive Compensation—Use of Peer Group and Summary Data"). As a result, in addition to the annual cash incentive bonus, the Compensation Committee determined to award a discretionary bonus of $200,000 to each NEO to recognize his leadership and contribution to making 2015 such an extraordinary year.

2015 Peer Group Total Shareholder Return (TSR)*

*
Cumulative stock price appreciation plus reinvestment of dividends on the ex-dividend date.

        The following table sets forth the total cash bonuses, comprised of the 2015 annual cash incentive bonus and the 2015 discretionary bonus, awarded to each of our NEOs.

Name	Cash Bonus ($)
William M. Walker	1,700,000
Stephen P. Theobald	1,000,000
Howard W. Smith, III	1,200,000
Richard M. Lucas	1,000,000
Richard C. Warner	1,000,000

  Equity Awards

        The equity awards granted to our NEOs in 2015 consisted of an annual equity award that includes restricted stock and non-qualified stock options. Annualized target award levels for the NEOs for 2015 were 100% of base salary for the annual restricted stock and non-qualified stock option award. The Compensation Committee determined not to grant to the NEOs a long-term performance share award in 2015, as it had done in 2013 and 2014, because it believed the prior performance share awards were sufficient to drive management's performance in 2015. The Compensation Committee will determine whether to grant the NEOs and senior management a new multi-year performance award in 2016.

  Annual Equity Award

        The annual equity award for Messrs. Walker and Smith for 2015 was comprised of 20% restricted stock and 80% options (based on the fair value of each on the date of the grant), and for Messrs. Lucas, Theobald and Warner was comprised of 75% restricted stock and 25% options (based on the fair value of each on the date of grant). The Compensation Committee placed a greater weighting on non-qualified stock options than restricted stock for Messrs. Walker and Smith to seek to maximize the Company's ability to deduct their compensation for U.S. federal income tax purposes. The non-qualified stock options and restricted stock granted to the NEOs in 2015 vest ratably on each anniversary date of grant over a three-year period. The Compensation Committee determined to use a three-year vesting period because it believes such duration promotes long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive measures used in setting annual cash incentive awards.

        Restricted Stock Awards.    The Compensation Committee granted our NEOs a total of 68,781 shares of restricted stock. In addition to serving as a retention tool, restricted stock further aligns the interests of the NEOs with our stockholders through the promotion of significant share ownership. Each NEO's 2015 restricted stock award is detailed below.

        Stock Option Awards.    The Compensation Committee granted our NEOs a total of 220,339 non-qualified stock options. The exercise price of non-qualified stock options is the closing price of our common stock on the NYSE on the date of grant. Non-qualified stock option grants vest ratably over three years and expire ten years after grant. In addition to serving as a retention tool, non-qualified stock options further align the interests of executives with our stockholders through long-term stock value creation. Each NEO's 2015 grant of non-qualified stock options is detailed below.

Name	Number of Shares of Restricted Stock Granted(1)	Number of Options Granted(1)
William M. Walker	8,971	101,695
Stephen P. Theobald	17,983	16,949
Howard W. Smith, III	5,981	67,797
Richard M. Lucas	17,983	16,949
Richard C. Warner	17,983	16,949

(1)
Shares of restricted stock and the non-qualified stock options vest in one-third increments on each of February 15, 2016, 2017 and 2018, subject to the NEO's continued employment with the Company on the applicable vesting date.

  2014-2016 Performance Share Plan

        In March 2014, the Compensation Committee approved a performance-based long-term equity incentive award for the Company's NEOs and senior management. These awards, denoted as performance share units, vest in the form of shares of common stock if certain pre-established performance goals (tied to aggregate total revenues and average adjusted diluted earnings per share) underlying the award are met over the course of a three-year performance period.

        The performance share units vest based on the achievement of average adjusted diluted earnings per share (70% weighting) and aggregate total revenues (30% weighting) over the 2014-2016 performance period. The Compensation Committee has the discretion to adjust the number of performance share units downward for any reason.

  2013-2015 Performance Share Plan

        In March 2013, the Compensation Committee approved a performance-based long-term equity incentive award for the Company's NEOs and senior management. The Compensation Committee certified in February 2016 that performance was below the threshold amount for both performance goals, and therefore no shares were earned by the NEOs.

  Management Deferred Stock Unit Purchase Plan

        The Management Deferred Stock Unit Purchase Plan (the "MSPP") supports the Company's existing stock ownership goals for the NEOs and further aligns the interests of plan participants, including the NEOs, with our stockholders by providing a means for deferral of annual cash incentive compensation by eligible employees into deferred stock units that are settled in shares of the Company's common stock upon payout. In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date. The matching awards are reflected in the 2015 Summary Compensation Table below. See the "2015 Nonqualified Deferred Compensation" table and related narrative below for additional information concerning the MSPP and the related matching component.

  Employment Agreements

        The compensation packages described above reflect, in part, the employment agreements that we entered into with each of our NEOs. The employment agreements with our NEOs also include severance provisions. See "COMPENSATION OF DIRECTORS AND OFFICERS—Employment and Separation Agreements" and "COMPENSATION OF DIRECTORS AND OFFICERS—Potential Payments Upon Termination" for a description of the specific terms of these agreements.

Compensation Policies

        We do not currently have any formal policies regarding long-term versus currently-paid compensation, but believe that both elements are necessary for achieving our compensation objectives. Currently paid compensation provides financial stability for each of our NEOs and immediate reward for superior Company and individual performance, while long-term compensation rewards achievement of strategic long-term objectives and contributes towards overall stockholder value.

  Clawback Policy

        If we are required to prepare an accounting restatement, then awards under our 2015 Equity Incentive Plan are subject to mandatory forfeiture if the amount earned or vesting of the award is explicitly based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved. We also have the right to recover awards made to participants under the 2015 Equity Incentive Plan in case of a financial restatement as a result of their knowing or gross negligence or failure to prevent misconduct or to the extent provided by clawback policies that we may adopt in the future.

  Prohibition on Hedging

        Our insider trading policy prohibits our directors and all employees, including our NEOs, from hedging their economic interest in the Company's stock through short-sales, trading in puts or calls, or the use of other derivative instruments.

  Prohibition on Pledging

        Our insider trading policy also prohibits our non-employee directors and all employees, including our NEOs, from pledging Company securities to secure margin or other loans. This prohibition means our non-employee directors and employees may not hold our securities in margin accounts.

  Stock Ownership Guidelines for NEOs

        Our Board has adopted stock ownership guidelines for our NEOs, which are intended to further align their interests with the interests of our stockholders. Under the guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The amount required to be retained varies depending on the NEO's position, as follows:

  •
  Chief Executive Officer and President: five times base salary; and

  •
  Chief Credit Officer, Chief Financial Officer and General Counsel: three times base salary.

        Stock ownership for the purpose of these guidelines includes stock currently held by the NEO and restricted stock. Messrs. Walker, Lucas, Smith and Warner are required to achieve the ownership requirements by April 1, 2017, and Mr. Theobald is required to achieve the ownership requirements by April 1, 2018. As of December 31, 2015, each NEO was in compliance with the stock ownership guidelines.

  Tax Treatment of NEO Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers (excluding the chief financial officer) to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. While we consider the impact of this and other tax rules when developing and implementing our executive compensation programs, we also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.

"Say on Pay" Results

        At our 2014 annual meeting, we submitted to stockholders an advisory resolution to approve our executive compensation program (a "say on pay" vote). Our stockholders overwhelmingly supported our say on pay vote with approximately 83 percent of the votes cast in favor and less than one percent cast against. We carefully consider stockholder feedback on all matters, including our executive compensation. In 2015, the Compensation Committee considered the results of the 2014 say on pay vote, and determined that no specific changes to our executive compensation program were warranted.

        At our 2011 annual meeting, our stockholders approved holding a say on pay vote every three years, and our Board subsequently determined that triennial say on pay votes were appropriate for us. Although we are not required to hold a say on pay vote until the 2017 annual meeting, we have determined to hold the say on pay vote at this annual meeting (Proposal 3). Additionally, we also have determined to include a vote on the frequency of the say on pay vote at this annual meeting (Proposal 4).

Compensation Policies and Practices as they Relate to Risk Management

        Management reports regularly to the Compensation Committee on our executive and employee compensation and benefit programs. The Compensation Committee engaged Towers Watson to perform a compensation risk assessment for the NEOs and our loan originators for 2015, and to advise the Compensation Committee on the findings of the assessment. Our Senior Vice President, Human Resources also reported on the compensation structure and benefit programs and risks associated with such structure and programs for all of our other employees. The Compensation Committee considered the findings of these reports and determined that the NEO and other employee compensation and benefit programs do not pose any material risks to us and therefore are not reasonably likely to have a material adverse effect on us. With respect to the NEO compensation programs, the Compensation Committee found that they continue to be well-balanced between fixed and variable compensation, cash and equity and short-term and long-term incentives, take into account both qualitative and quantitative performance factors, reflect an appropriate mix of compensative instruments, are well-aligned with stockholder interests and have elements that discourage the NEOs from taking unnecessary or excessive risks. With the assistance of Pay Governance, the Compensation Committee continues to review all of the Company's executive compensation programs as they relate to risk management.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Respectfully submitted, The Compensation Committee of the Board of Directors John Rice (Chairman) Cynthia A. Hallenbeck Michael D. Malone Dana L. Schmaltz

        The Compensation Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

        The following table sets forth the compensation paid to or earned by our NEOs in their capacities as executive officers of Walker & Dunlop, Inc. during 2015, 2014 and 2013:

2015 Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William M. Walker	2015	750,000	200,000	299,990	600,001	1,500,000	4,500	3,354,491
Chairman and Chief	2014	750,000	—	1,024,996	599,999	1,500,000	4,500	3,879,495
Executive Officer	2013	750,000	450,000	899,992	599,998	—	4,500	2,704,490
Stephen P. Theobald	2015	400,000	200,000	350,000	99,999	800,000	4,500	1,854,499
Executive Vice President, Chief	2014	400,000	—	549,993	200,000	800,000	4,500	1,954,493
Financial Officer and Treasurer	2013	262,500	215,000	1,071,199	174,999	—	4,500	1,728,198
Howard W. Smith, III	2015	500,000	200,000	299,990	400,002	1,000,000	4,500	2,404,493
President	2014	500,000	—	544,987	399,999	1,000,000	4,500	2,449,486
	2013	500,000	350,000	349,994	400,001	—	4,500	1,604,495
Richard M. Lucas	2015	400,000	200,000	399,993	99,999	800,000	4,500	1,904,492
Executive Vice President,	2014	400,000	—	574,991	200,000	800,000	4,500	1,979,491
General Counsel and Secretary	2013	400,000	300,000	400,007	199,997	—	4,500	1,304,504
Richard C. Warner	2015	400,000	200,000	300,007	99,999	800,000	4,500	1,804,506
Executive Vice President and	2014	400,000	—	499,997	200,000	800,000	4,500	1,904,497
Chief Credit Officer	2013	400,000	250,000	400,007	199,997	—	4,500	1,254,504

(1)
Amounts shown in these columns represent the grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock and non-qualified stock options. In addition, for Messrs. Walker, Theobald, Smith and Lucas, the Stock Awards column includes restricted stock units (some of which may be deferred stock units) awarded as the matching grant under the Management Deferred Stock Unit Purchase Matching Program. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)
Amounts shown in this column represent annual cash incentive awards to each NEO.

(3)
Represents the Company's contribution to the executive's 401(k) plan.

 2015 Grants of Plan-Based Awards

						All Other Option Awards: Number of Securities Underlying Options (#)(3)		Grant Date Fair Value of Stock and Option Awards($)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(3)
							Exercise or Base Price of Option Awards ($/Share)
Name/Award Type(1)	Grant Date	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)
William M. Walker
Restricted Stock	2/15/2015				8,971	—		149,995
Options	2/15/2015				—	101,695	16.72	600,001
Restricted Stock Units	2/15/2015				8,971	—		149,995
Cash Awards	3/30/2015	375,000	750,000	1,500,000	—	—		—
Stephen P. Theobald
Restricted Stock	2/15/2015				17,943	—		300,007
Options	2/15/2015				—	16,949	16.72	99,999
Deferred Stock Units	2/15/2015				2,990	—		49,993
Cash Awards	3/30/2015	200,000	400,000	800,000	—	—		—
Howard W. Smith, III
Restricted Stock	2/15/2015				5,981	—		100,002
Options	2/15/2015				—	67,797	16.72	400,002
Restricted Stock Units	2/15/2015				11,961	—		199,988
Cash Awards	3/30/2015	250,000	500,000	1,000,000	—	—		—
Richard M. Lucas
Restricted Stock	2/15/2015				17,943	—		300,007
Options	2/15/2015				—	16,949	16.72	99,999
Restricted Stock Units	2/15/2015				5,980			99,986
Cash Awards	3/30/2015	200,000	400,000	800,000	—	—		—
Richard C. Warner
Restricted Stock	2/15/2015				17,943	—		300,007
Options	2/15/2015				—	16,949	16.72	99,999
Cash Awards	3/30/2015	200,000	400,000	800,000	—	—		—

(1)
All plan-based awards were made pursuant to the 2010 Equity Incentive Plan, as amended, which has been amended and restated as the 2015 Equity Incentive Plan.

(2)
Represents awards that could be earned under our annual cash incentive plan. See "—2015 Executive Officer Compensation—Annual Cash Incentive Award." NEOs may elect to defer all or a portion of these amounts under our Management Deferred Stock Unit Purchase Plan. Refer to the 2015 Non-Qualified Deferred Compensation table below for information regarding deferral elections made by the NEOs.

(3)
Grants of restricted stock and option awards vest in one-third increments on each of February 15, 2016, 2017 and 2018, subject to the executive's continued employment with the Company on the applicable vesting date. Grants of restricted stock units and deferred stock units are awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program and vest on March 15 in the third calendar year following the grant date.

(4)
Amounts shown in this column represent the estimated grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock and non-qualified stock options awarded under the 2010 Equity Incentive Plan, as amended, which has been amended and restated as the 2015 Equity Incentive Plan, as well as restricted stock units and deferred stock units awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Employment and Separation Agreements

        On October 27, 2010, we entered into employment agreements with each of Messrs. Walker, Smith, Lucas and Warner, which were each subsequently amended on December 14, 2012. Each employment agreement had an initial three-year term, which was measured from December 13, 2010, and automatically extends for a series of additional one-year terms at the end of the expiration of the then- current term, unless either party gives 60 days' prior notice that the term will not be extended. These employment agreements provide for the following:

  •
  For Mr. Walker, an initial base salary of $500,000, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. The Compensation Committee increased Mr. Walker's salary to $750,000, effective January 1, 2013. Mr. Walker's target bonus for 2015 was $750,000.

  •
  For Mr. Smith, an initial base salary of $400,000, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. The Compensation Committee increased Mr. Smith's salary to $500,000, effective January 1, 2013. Mr. Smith's target bonus for 2015 was $500,000.

  •
  For Mr. Lucas, an initial base salary of $250,000, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. The Compensation Committee increased Mr. Lucas' salary to $400,000, effective January 1, 2013. Mr. Lucas' target bonus for 2015 was $400,000.

  •
  For Mr. Warner, an initial base salary of $300,000, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. The Compensation Committee increased Mr. Warner's salary to $400,000, effective January 1, 2013. Mr. Warner's target bonus for 2015 was $400,000.

        In addition, on March 3, 2013, we entered into an employment agreement with Mr. Theobald. His employment agreement has an initial three-year term, measured from April 1, 2013, which will be automatically extended for additional one-year terms, beginning at the end of the expiration of the current term, unless either party gives 60 days' prior notice that the term will not be extended. Mr. Theobald's employment agreement provides for an initial base salary of $350,000, a target annual bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. Effective February 16, 2014, the Compensation Committee approved an increase of Mr. Theobald's salary to $400,000. As a result of the salary increase, Mr. Theobald's target bonus for 2015 was $400,000.

        Additionally, each NEO employment agreement also contains customary non-competition and non-solicitation covenants that apply during the term and for up to 12 months after the termination of each executive's employment with us. For information concerning the termination-related terms of the NEOs' employment agreements, see "—Potential Payments Upon Termination" below.

Outstanding Equity Awards at December 31, 2015

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(2)
William M. Walker	3/24/2011	—	—	12.52	3/24/2021	—		—	—	—
	4/30/2012	—	—	13.05	4/30/2022	—		—	—	—
	3/31/2013	—	—	—	—	—		—	41,736	1,202,414
	4/1/2013	65,253	32,626	18.03	4/1/2023	2,773	(4)	79,890	—	—
	2/15/2014	31,496	62,992	17.05	2/15/2024	5,865	(4)	168,971	—	—
	3/15/2014	—	—	—	—	8,090	(5)	233,073	—	—
	3/28/2014	—	—	—	—	—		—	186,682	5,378,308
	2/15/2015	—	101,695	16.72	2/15/2025	8,971	(4)	258,455	—	—
	2/15/2015	—	—	—	—	8,971	(5)	258,455	—	—
Stephen P. Theobald	4/1/2013	—	—	—	—	—		—	9,706	279,630
	4/1/2013	19,032	9,516	18.03	4/1/2023	16,568	(4)	477,324	—	—
	2/15/2014	10,499	20,997	17.05	2/15/2024	7,820	(4)	225,294	—	—
	3/15/2014	—	—	—	—	3,236	(5)	93,229	—	—
	3/28/2014	—	—	—	—	—		—	49,782	1,434,219
	2/15/2015	—	16,949	16.72	2/15/2025	17,943	(4)	516,938	—	—
	2/15/2015	—	—	—	—	2,990	(5)	86,142	—	—
Howard W. Smith, III	3/24/2011	32,000	—	12.52	3/24/2021	—		—	—	—
	4/30/2012	55,268	—	13.05	4/30/2022	—		—	—	—
	3/31/2013	—	—	—	—	—		—	13,912	400,805
	4/1/2013	43,502	21,751	18.03	4/1/2023	1,849	(4)	53,270	—	—
	2/15/2014	20,998	41,994	17.05	2/15/2024	3,910	(4)	112,647	—	—
	3/15/2014	—	—	—	—	4,530	(5)	130,509	—	—
	3/28/2014	—	—	—	—	—		—	62,226	1,792,731
	2/15/2015	—	67,797	16.72	2/15/2025	5,981	(4)	172,313	—	—
	2/15/2015	—	—	—	—	11,961	(5)	344,596	—	—
Richard M. Lucas	3/24/2011	20,000	—	12.52	3/24/2021	—		—	—	—
	4/30/2012	25,907	—	13.05	4/30/2022	—		—	—	—
	3/31/2013	—	—	—	—	—		—	11,129	320,626
	4/1/2013	21,751	10,875	18.03	4/1/2023	3,698	(4)	106,539	—	—
	2/15/2014	10,499	20,997	17.05	2/15/2024	7,820	(4)	225,294	—	—
	3/15/2014	—	—	—	—	4,854	(5)	139,844	—	—
	3/28/2014	—	—	—	—	—		—	49,782	1,434,219
	2/15/2015	—	16,949	16.72	2/15/2025	17,943	(4)	516,938	—	—
	2/15/2015	—	—	—	—	5,980	(5)	172,284	—	—
Richard C. Warner	3/24/2011	24,000	—	12.52	3/24/2021	—		—	—	—
	4/30/2012	25,907	—	13.05	4/30/2022	—		—	—	—
	3/31/2013	—	—	—	—	—		—	11,129	320,626
	4/1/2013	21,751	10,875	18.03	4/1/2023	3,698	(4)	106,539	—	—
	2/15/2014	10,499	20,997	17.05	2/15/2024	7,820	(4)	225,294	—	—
	3/28/2014	—	—	—	—	—		—	49,782	1,434,219
	2/15/2015	—	16,949	16.72	2/15/2025	17,943	(4)	516,938	—	—

(1)
These options were granted pursuant to our 2010 Equity Incentive Plan, as amended, which has been amended and restated as the 2015 Equity Incentive Plan, and vest ratably on each anniversary of the date of grant over a three-year period, conditioned upon the executive's continued employment with the Company on the applicable vesting date.

(2)
Based on the closing stock price of our common stock on December 31, 2015 of $28.81 per share.

(3)
Represents performance share units under our 2013-15 performance share plan and our 2014-2016 performance share plan. The number of units reported for the 2013-2015 performance share plan is based on the threshold level of performance. In February 2016, the Compensation Committee certified that performance under the 2013-2015 performance share plan was below the threshold amount for the applicable performance goals, and therefore no shares were earned by the NEOs under the 2013-2015 performance share plan. The number of units reported for the 2014-2016 performance share plan is based on the maximum level of performance.

(4)
Represents restricted stock granted pursuant to our 2010 Equity Incentive Plan, which has been amended and restated as the 2015 Equity Incentive Plan, and vest ratably on each anniversary of the date of grant over a three-year period, conditioned upon the executive's continued employment with the Company on the applicable vesting date.

(5)
Represents restricted stock units (some of which may be deferred stock units) granted under the Management Deferred Stock Unit Purchase Matching Program, which vest on March 15 in the third calendar year following the grant date.

2015 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Walker	109,085	1,678,026	8,260	147,671
Stephen P. Theobald	—	—	20,478	362,605
Howard W. Smith, III	—	—	5,846	104,944
Richard M. Lucas	—	—	11,438	205,025
Richard C. Warner	—	—	11,438	205,025

2015 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
William M. Walker	424,983	—	399,279	—	1,408,066
Stephen P. Theobald	199,993	—	145,238	—	558,735
Howard W. Smith, III	479,979	—	391,347	—	1,430,248
Richard M. Lucas	199,993	—	254,018	—	824,277
Richard C. Warner	—	—	—	—	—

(1)
These contributions were made by deferring a portion of the 2015 annual cash incentive award under our Management Deferred Stock Unit Purchase Plan and represent the value of purchased deferred stock units based on the closing share price of our common stock on the purchase date. All of the amounts shown in this column were included as compensation in the 2015 Summary Compensation Table for 2015.

(2)
Earnings represent a change in the value of our common stock underlying an NEO's deferred stock units. None of the amounts in this column have been included in the 2015 Summary Compensation Table because the earnings are not preferential or above-market.

(3)
Total aggregate balance calculated as the sum of the number of purchased deferred stock units held as of December 31, 2015, multiplied by $28.81, the closing stock price of our common stock on December 31, 2015, plus the amount of executive contributions for 2015. The following amounts included in this column have been reported in the 2015 Summary Compensation Table for 2015 or a prior fiscal year: Mr. Walker—$974,969, Mr. Theobald—$399,971, Mr. Smith—$1,019,964, Mr. Lucas—$549,970 and Mr. Warner—$0.

Management Deferred Stock Unit Purchase Plan (MSPP)

        Under the MSPP eligible employees may voluntarily elect to purchase shares of the Company's common stock with up to 100% of their annual cash incentive award on a specified date each calendar year (the "Election Date"). On the date that the annual cash incentive award is paid (the "Award Date"), the portion of the bonus that is deferred will be used to purchase deferred stock units at the fair market value of the Company's common stock on such date. These deferred stock units granted under the MSPP are fully vested and non-forfeitable on the date of purchase. With respect to each deferred stock unit granted under the MSPP, the Company will issue to the participant one share of the Company's common stock on the date elected by the participant, which will be either (i) January 31 of the year immediately following the participant's separation from the Company (the "Termination Date Election"); (ii) the first to occur of (A) March 15 of the third calendar year after the Award Date, and (B) January 31 of the year immediately following the participant's separation from the Company (the "Vesting Date Election"); or (iii) the first to occur of (A) January 31 of the fifth or tenth, as elected by the participant, calendar year after the Award Date, and (B) January 31 of the year immediately following the participant's separation from the Company (the "Deferred Distribution Date Election"). In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date.

        In the event of a change in control of the Company, if the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are not assumed or continued, shares of the Company's common stock underlying the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP will be delivered immediately prior to the change in control. In the event of a change in control of the Company, the deferred stock units and restricted stock units granted under the matching component of the MSPP will become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or for good reason (as such terms are defined in the Management Deferred Stock Unit Purchase Matching Program) within 24 months following the change in control of the Company.

Potential Payments Upon Termination or a Change in Control

        Regardless of the reason for any termination of employment, each NEO is entitled to receive the following benefits upon termination: (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expenses, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) except in the case of termination by the company for cause, any bonus or incentive compensation that had been accrued through the effective date of termination but not paid, provided, however, that in the event of a termination without cause, a resignation for good reason or retirement, a pro rata incentive compensation will be paid only to the extent performance goals for the year are achieved.

        In addition to the benefits described above in subparagraphs (a)-(e), each NEO is entitled to receive a severance payment if we terminate his employment without cause or the executive resigns for good reason. The severance payment is equal to (i) continued payment by the company of the executive's base salary, as in effect as of the executive's last day of employment, for a period of 12 months, (ii) continued payment for life and health insurance coverage for 12 months, to the same extent the company paid for such coverage immediately prior to termination, (iii) two times the average annual bonus earned by the executive over the preceding two years (or if the executive has not been employed for two years, payments equal to two times the target bonus for the year of termination), and (iv) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. If the continued payment of health insurance coverage would result in violations of certain tax or other statutes or regulations, then we will instead pay the NEO a fully taxable cash payment each month equal to the insurance premiums plus an additional amount necessary to cover any additional taxes owed by the NEO (such additional amount, the "Indemnity Amount").The foregoing benefits are conditioned upon the executive's execution of a general release of claims and compliance with the terms of the employment agreement. In addition, pursuant to the terms of each NEO's performance share unit award agreements, upon such termination of employment, the NEO will vest in a pro rata portion of his performance share units (based on the number of days in the performance period prior to termination) to the extent the applicable performance goals are otherwise satisfied.

        If the NEO's employment terminates due to death or disability, in addition to the benefits described above in subparagraphs (a)-(e), the executive or his estate, as applicable, is entitled to receive (i) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive and (ii) payment of the pro rata share of any performance bonus to which such executive would have been entitled for the year of death or termination of employment. In addition, pursuant to the terms of each NEO's performance share unit award agreements, upon such termination of employment, the NEO will vest in his target number of performance share units, and pursuant to the terms of the matching component under the MSPP, the deferred stock units and restricted stock units granted thereunder will become 100% vested.

        If the NEO's employment terminates due to retirement, in addition to the benefits described above in subparagraphs (a)-(e), the executive is entitled to receive vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. The NEO will not vest in any performance share units upon such a termination of employment.

        While none of the employment agreements includes severance provisions that are tied to changes in control, pursuant to the 2010 Equity Incentive Plan and the award agreements governing the NEO's outstanding equity awards thereunder, upon a change in control of the Company, (i) the NEO's outstanding, unvested options and restricted stock will fully vest (A) if the equity awards are not assumed or (B) if the equity awards are assumed and the NEO's employment is terminated without cause or for good reason within 12 months following the change in control, and (ii) the NEO will vest in a number of performance share units equal to the greater of (A) a pro rata portion of his performance share units to the extent the applicable performance goals are otherwise satisfied and (B) his target number of performance share units. In addition, the deferred stock units and restricted stock units granted under the matching component of the MSPP will become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or for good reason (as such terms are defined in the matching component of the MSPP) within 24 months following the change in control of the Company.

        Neither the employment agreements nor the equity award agreements provide for any excise or other tax gross-up other than the potential for payment of the Indemnity Amount discussed above.

        The table below summarizes the potential cash payments and estimated equivalent cash value of benefits that will be generally owed to our NEOs under the terms of their employment agreements and equity award agreements described above in connection with the occurrence of the following various scenarios as of December 31, 2015. Amounts shown do not include (a) payment of any unpaid portion of such executive's base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) any bonus or incentive compensation that had been accrued through the effective date of termination but not paid.

Executive Officer	Benefit	Non-renewal by Company ($)(1)		Without Cause/ For Good Reason ($)(2)		Death ($)		Disability ($)(3)		Retirement ($)(4)
William M. Walker	Cash	3,950,000	(5)	3,950,000	(5)	N/A		N/A		N/A
	Continued Life and Health	14,692	(6)	14,692	(6)	N/A		N/A		N/A
	Equity Acceleration	2,829,302	(7)(8)	5,579,302	(7)(8)	3,998,843	(7)(9)	3,998,843	(7)(9)	2,829,302	(7)
	Total	6,793,994		9,543,994		3,998,843		3,998,843		2,829,302
Stephen P. Theobald	Cash	2,200,000	(5)	2,200,000	(5)	N/A		N/A		N/A
	Continued Life and Health	1,806	(6)	1,806	(6)	N/A		N/A		N/A
	Equity Acceleration	1,773,977	(7)(8)	2,482,310	(7)(8)	2,148,927	(7)(9)	2,148,927	(7)(9)	1,773,977	(7)
	Total	3,975,783		4,684,116		2,148,927		2,148,927		1,773,977
Howard W. Smith, III	Cash	2,700,000	(5)	2,700,000	(5)	N/A		N/A		N/A
	Continued Life and Health	14,692	(6)	14,692	(6)	N/A		N/A		N/A
	Equity Acceleration	1,886,220	(7)(8)	2,802,887	(7)(8)	1,813,335	(7)(9)	1,813,335	(7)(9)	1,886,220	(7)
	Total	4,600,913		5,517,579		1,813,335		1,813,335		1,886,220
Richard M. Lucas	Cash	2,200,000	(5)	2,200,000	(5)	N/A		N/A		N/A
	Continued Life and Health	14,692	(6)	14,692	(6)	N/A		N/A		N/A
	Equity Acceleration	1,417,842	(7)(8)	2,151,175	(7)(8)	1,960,899	(7)(9)	1,960,899	(7)(9)	1,417,842	(7)
	Total	3,632,534		4,365,868		1,960,899		1,960,899		1,417,842
Richard C. Warner	Cash	2,200,000	(5)	2,200,000	(5)	N/A		N/A		N/A
	Continued Life and Health	6,741	(6)	6,741	(6)	N/A		N/A		N/A
	Equity Acceleration	1,417,842	(7)(8)	2,151,175	(7)(8)	1,648,771	(7)(9)	1,648,771	(7)(9)	1,417,842	(7)
	Total	3,624,584		4,357,917		1,648,771		1,648,771		1,417,842

(1)
This column describes the payments and benefits that become payable if the Company elects not to renew the employment agreement.

(2)
The term "cause" means any of the following, subject to any applicable cure provisions: (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony; (ii) fraud, misappropriation or embezzlement by the executive; (iii) the executive's willful failure or gross negligence in the performance of his assigned duties for the Company; (iv) the executive's breach of any of his fiduciary duties to the Company; (v) a material violation of a material Company policy; or (vi) the material breach by the executive of any material term of the employment agreement.

The term "good reason" means any of the following, subject to any applicable cure provisions, without the executive's consent: (i) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive's position at the Company, or any other action by the Company which results in a substantial diminution of the executive's duties or responsibilities; (ii) a requirement that the executive work principally from a location that is 20 miles further from the executive's residence than the Company's address on the effective date of the executive's employment agreement; (iii) a 10% or greater reduction in the executive's aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (iv) any material breach by the Company of the employment agreement.

(3)
The term "disability" means such physical or mental impairment as would render the executive unable to perform each of the essential duties of the executive's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

(4)
The term "retirement" means the point at which the executive has reached the age of 65 and has decided to exit the workforce completely. For purposes of the amounts disclosed in this column, we have assumed that each NEO has reached the retirement age of 65, regardless of his actual age.

(5)
Represents the sum of the following: (i) the executive's 2015 base salary at December 31, 2015, to be paid for period of 12 months in approximately equal installments on the Company's regularly scheduled payroll dates, subject to payroll deductions and withholdings, and (ii) two times the average annual bonus earned by the executive for 2014 and 2015, assuming all performance targets have been met for 2015, half of such amount to be paid within 60 days of the end of the fiscal year of termination and the remaining half to be paid at the end of the 12-month non-compete period.

(6)
Represents the value of life and health benefits paid by the Company for 12 months.

(7)
Represents the value of accelerated vesting of restricted stock, performance share units, and options granted to the executives. The acceleration value of the restricted stock was calculated using the closing price of $28.81 per share on December 31, 2015. The acceleration value of the options was calculated using the closing price of $28.81 per share on December 31, 2015 and the option exercise prices of $12.52, $13.05, $18.03, $17.05, and $16.72 per share, the various exercise prices for all options included above.

(8)
Does not include the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control. For additional information, see the table below.

(9)
Represents the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP, calculated using the closing price of $28.81 per share on December 31, 2015.

        In addition to the applicable amounts disclosed in the table above, the table below sets forth the estimated value as of December 31, 2015 of accelerated vesting that will be generally owed to our NEOs under the terms of the matching component of the MSPP described above if the NEO's employment is terminated without cause or the NEO resigns for good reason within 24 months of a change in control of the Company or if awards under the matching component of the MSPP are not assumed in the change in control transaction.

Executive Officer	Benefit	Without Cause/For Good Reason Within 24 Months of a Change in Control ($)(1)
William M. Walker	Equity Acceleration	491,527
Stephen P. Theobald	Equity Acceleration	179,371
Howard W. Smith, III	Equity Acceleration	475,106
Richard M. Lucas	Equity Acceleration	312,128
Richard C. Warner	Equity Acceleration	—

(1)
Represents the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control.

Director Compensation

        The following table sets forth 2015 compensation for each non-employee director who was a member of our Board in 2015. Messrs. Walker and Smith also serve as members of our Board but do not receive any additional compensation for providing these services. Refer to our 2015 Summary Compensation Table for information regarding 2015 compensation for Messrs. Walker and Smith.

2015 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Alan J. Bowers	105,000	59,992	164,992
Cynthia A. Hallenbeck	95,000	59,992	154,992
John Rice	90,000	59,992	149,992
Michael D. Malone	80,000	59,992	139,992
Dana L. Schmaltz	75,000	59,992	134,992
Andrew C. Florance	65,000	59,992	124,992

(1)
Amounts shown in this column represent the grant date fair value of restricted common stock multiplied by the number of shares granted to each Board member. As of December 31, 2015, each non-employee director held 2,421 shares of unvested restricted shares of our common stock and no vested or unvested stock options.

        2015 compensation for our non-employee directors consisted of the following:

  •
  an annual base cash retainer of $60,000; and

  •
  an annual award of $60,000 of shares of restricted stock (rounded down the nearest whole share) under our 2015 Equity Incentive Plan granted on the date of the 2015 annual meeting of stockholders, which vests on the one-year anniversary of the date of grant, subject to the director's continued service on our Board.

        In addition, our compensation program for non-employee directors provided for the following additional annual cash retainers:

  •
  Audit Committee: Chairman—$25,000; Member—$10,000;

  •
  Compensation Committee: Chairman—$25,000; Member—$10,000;

  •
  Nominating and Corporate Governance Committee: Chairman—$15,000; Member—$5,000; and

  •
  the Lead Director receives an additional annual cash retainer of $20,000.

  Stock Ownership Guidelines for our Non-Employee Directors

        Our Board has adopted stock ownership guidelines for our non-employee directors. Under those guidelines, our non-employee directors, are required to own stock equal to three times the annual base cash retainer. Stock ownership for the purpose of these guidelines includes stock and restricted stock, but does not include shares underlying vested or unvested stock options. Non-employee directors are required to achieve the ownership threshold by the later of April 1, 2017 or the five year anniversary of the director joining our Board.

Equity Compensation Plan Information

        The table below sets forth information as of the end of our 2015 fiscal year for (i) all equity compensation plans approved by our stockholders, and (ii) all equity compensation plans not approved by our stockholders. See note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a description of our 2015 Equity Incentive Plan, which amended and restated our 2010 Equity Incentive Plan. See "—Management Deferred Stock Unit Purchase Plan" on page 40 above for a description of our Management Deferred Stock Unit Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(3)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(4)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(#)
Equity compensation plans approved by security holders(1)	1,814,230	16.30	3,582,021
Equity compensation plans not approved by security holders(2)	167,923	—	362,077

Total	1,982,153	N/A	3,944,098

(1)
The 2015 Equity Incentive Plan was approved by our stockholders on June 4, 2015, and amended and restated our 2010 Equity Incentive Plan.

(2)
Represents shares registered on a Registration Statement on Form S-8 on May 10, 2013 to be used for purchases under the Management Deferred Stock Unit Purchase Plan.

(3)
Represents the purchased and matching deferred and restricted stock units under the Management Deferred Stock Unit Purchase Plan, units under the 2013-2015 and 2014-2016 performance share plans, and shares to be issued upon exercise of options. Amounts representing units under the 2013-2015 performance share plan and the 2014-2016 performance share plan assume target performance and amounts. In February 2016, the Compensation Committee certified that performance under the 2013-2015 performance share plan was below threshold, and therefore no shares were earned or issued under the 2013-2015 performance share plan.

(4)
Restricted and deferred stock units under the Management Stock Purchase Plan and performance share units under the 2013-2015 and 2014-2016 performance share plans have no exercise price and were not factored into the calculation of the weighted average exercise price. This column represents the weighted average exercise price of 1,106,352 options outstanding under the 2015 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee currently consists of Cynthia Hallenbeck, Michael Malone, John Rice (Chairman) and Dana Schmaltz. None of our current committee members is or was an officer or employee, or former officer or employee, of ours. No interlocking relationship exists or existed between members of the Compensation Committee or the Board, and the board of directors or compensation or similar committees of any other company.

Proposal 3:    Advisory Vote on Executive Compensation

        We are presenting this proposal, commonly known as a "say on pay" proposal pursuant to Section 14A of the Exchange Act, to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement.

        We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. As described under the heading "COMPENSATION DISCUSSION AND ANALYSIS," our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to the achievement of key financial and operating objectives that we believe enhance stockholder value over the long term and by encouraging executive share ownership so that a portion of each executive's compensation is tied directly to stockholder value.

        For these reasons, we are asking our stockholders to vote "FOR" the following resolution:

        "RESOLVED, that the stockholders hereby approve the compensation of the NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement."

        While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Compensation Committee and Board intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the compensation of our named executive officers.

  Vote Required

        The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the NEOs. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

Proposal 4:    Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

        We are presenting this proposal to provide stockholders the opportunity to cast a non-binding advisory vote on how frequently a "say on pay" proposal (similar to Proposal Three) should be included in our proxy statement. This non-binding advisory vote is commonly referred to as a "say on frequency" vote. As a stockholder, you may vote for one of the following choices, as indicated on the proxy card: to hold the advisory vote on executive compensation every one, two or three years, or to abstain from voting.

        After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

        In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year and enhance and reinforce accountability for our compensation practices.

        While this vote is advisory in nature and therefore will not bind us to adopt any particular frequency, our Board of Directors and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal and to continue to evaluate the options for how frequently we hold "say on pay" votes.

  Vote Required

        Stockholders are not voting to approve or disapprove the recommendation of our Board that the non-binding advisory vote on the compensation of our named executive officers be held every year. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected (on a non-binding advisory basis) by the stockholders. For purposes of this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

  Our Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE "ONE YEAR" ALTERNATIVE SET OUT IN THE PROXY CARD.

 VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 14, 2016, certain information regarding the beneficial ownership of our common stock by:

  •
  each person known to us to be the beneficial owner of more than 5% of our common stock;

  •
  each NEO;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes for each executive officer and director options that are currently exercisable or exercisable within 60 days of March 14, 2016. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership of 31,007,100 shares of common stock outstanding as of March 14, 2016.

        Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Walker & Dunlop, Inc., 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
The Vanguard Group(1)	3,369,685	10.9%
BlackRock, Inc.(2)	2,669,418	8.6%
Boston Partners(3)	1,580,104	5.1%
Directors and Named Executive Officers:
William M. Walker(4)	1,733,266	5.6%
Howard W. Smith, III(5)	1,218,452	3.9%
Richard M. Lucas(6)	233,435	*
Richard C. Warner(7)	229,331	*
Stephen P. Theobald(8)	131,575	*
Dana L. Schmaltz(9)	35,339	*
Alan J. Bowers(9)	25,139	*
Andrew C. Florance(9)	24,019	*
John Rice(9)	20,789	*
Cynthia A. Hallenbeck(9)	20,639	*
Michael D. Malone(9)	11,519	*
Executive Officers and Directors as a group (11 persons)	3,683,503	11.6%

*
Less than 1%.

(1)
This amount includes 45,397 shares, 3,325,988 shares and 43,697 shares in which the holder exercises sole voting power, sole dispositive power and shared dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on or about February 11, 2016 by The Vanguard

  Group. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern PA 19355.

(2)
This amount includes 2,599,329 shares and 2,669,418 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G filed with the SEC on or about January 28, 2016 by BlackRock, Inc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
This amount includes 1,295,451 shares, 25,760 and 1,580,104 shares in which the holder exercises sole voting power, shared voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G filed with the SEC on or about February 12, 2016 by Boston Partners The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G. The address of the principal business office of Boston Partners is One Beacon Street, 30th Floor, Boston MA 02108.

(4)
Includes 19,039 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. Includes 2,440 shares of common stock held as custodian for each of his three sons, for an aggregate of 7,320 shares of common stock. The reported number also includes 162,144 shares underlying currently exercisable stock options and 32,626 shares underlying options exercisable within the next 60 days.

(5)
Includes 12,693 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. Includes 3,804 shares of common stock held as custodian for one daughter. Includes 3,804 shares of common stock held by ADS 2015 Trust, 3,600 shares of common stock held by HWS IV 2012 Trust, 3,804 shares of common stock held by MHS 2010 Trust, and 3,804 shares of common stock held by MMAS 2008 Trust. The reported number also includes 195,364 shares underlying currently exercisable non-qualified stock options and 21,751 shares underlying options exercisable within the next 60 days.

(6)
Includes 34,276 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 94,305 shares underlying currently exercisable non-qualified stock options and 10,875 shares underlying options exercisable within the next 60 days.

(7)
Includes 34,276 shares of restricted stock, which represent the unvested portions of restricted stock grants, 28,549 shares of restricted stock granted to Mr. Warner's spouse and 7,979 shares of common stock owned by Mr. Warner's spouse. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 98,305 shares underlying currently exercisable non-qualified stock options and 10,875 shares underlying options exercisable within the next 60 days.

(8)
Includes 47,146 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 45,679 shares underlying currently exercisable non-qualified stock options and 9,516 shares underlying options exercisable within the next 60 days.

(9)
Includes 2,421 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest on the one-year anniversary date of the grant.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, or Reporting Persons, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The Reporting Persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based on the review of filings made with the SEC and representations made by the Reporting Persons, we believe that each Reporting Person complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2015, except that on December 30, 2015, Mr. Smith filed a Form 4 disclosing the sale of shares of our stock indirectly beneficially owned by him that occurred on July 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policies

        Our Board has adopted a written policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is (or are to be) a participant, the amount involved exceeds $100,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest; provided, however, that approval is not required for competitive bidding and similar transactions that are not deemed to be related party transactions under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act"). Under the policy, a related person would need to promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our compliance officer would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction, and will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. Our policy provides that any director who may be interested in a related person transaction should recuse himself or herself from any consideration of such related person transaction.

2010 Registration Rights Agreement

        In December 2010, in connection with our initial public offering, we completed formation transactions through which Walker & Dunlop, LLC became our wholly owned subsidiary. In connection with such formation transactions, we entered into a registration rights agreement with regard to shares of our common stock issued to former direct and indirect equity holders of Walker & Dunlop, LLC, which we refer to collectively as the 2010 registrable shares. Among the parties to such registration rights agreement, which we refer to as the 2010 registration rights agreement, were Column Guaranteed LLC ("Column"), three of our NEOs, Messrs. Walker, Smith and Warner, our then Executive Vice President, Chief Financial Officer & Treasurer, Deborah Wilson and certain employees and non-employees, together with their permitted assignees and transferees, we refer to collectively as holders of 2010 registrable shares.

        Pursuant to the 2010 registration rights agreement, we granted to holders of 2010 registrable shares demand registration rights, subject to certain limitations, to have such shares registered for resale on a registration statement that must remain effective for the shorter of: (a) two (2) years from its date of effectiveness, (b) the period ending on the date on which all of the 2010 registrable shares covered by such registration are eligible for sale without registration pursuant to Rule 144 or any successor provision under the Securities Act, without volume limitations or other restrictions on transfer thereunder and (c) the date on which the parties to the 2010 registration rights agreement complete the sale of all of the 2010 registrable shares. We also granted to holders of 2010 registrable shares holding a number of 2010 registrable shares equal to at least ten percent (10%) of the total number of shares of our common stock issued in the formation transactions described above demand registration rights, subject to certain limitations, pursuant to which such holder will be entitled to effect the sale of such 2010 registrable shares through an underwritten public offering.

        In addition to demand registration rights, we also granted to holders of 2010 registrable shares tag-along (or "piggy-back") rights, subject to certain limitations, pursuant to which such holders have the right to have such shares registered if we propose to file a registration statement with respect to an underwritten offering of shares for our own account.

        Notwithstanding the foregoing, in the event of certain corporate events affecting us for certain periods, we are permitted under the 2010 registration rights agreement, subject to certain limitations, to postpone the filing of a registration statement and from time to time to require holders of 2010 registrable shares not to sell under a registration statement or to suspend the effectiveness of such registration statement. We will bear all of the costs and expenses incident to our registration obligations under the 2010 registration rights agreement, including, among other things, fees and disbursements of one counsel retained by the selling holders of 2010 registrable shares. We have also agreed, subject to certain limitations, to indemnify holders of 2010 registrable shares against specified liabilities, including certain potential liabilities arising under the Securities Act.

        As of March 11, 2016, there are 2,238,188 shares of our common stock that are registrable under the 2010 registration rights agreement, substantially all of which are owned directly or indirectly by Messrs. Walker and Smith.

Amendment of 2010 Registration Rights Agreement

        In connection with our acquisition of CWCapital and the 2012 registration rights agreement described below, the Company, CWFS and certain of the signatories to the 2010 registration rights agreement, which we refer to collectively as the current holders, entered into a letter agreement pursuant to which CWFS and the current holders agreed, among other things: (i) to pro rata cutbacks with respect to their respective piggy-back registration rights under the 2012 registration rights agreement and the 2010 registration rights agreement, respectively, if requested by a managing underwriter in order to reduce the amount of shares to be included in offerings for our own account or offerings of 2012 registrable shares or 2010 registrable shares, as applicable, (ii) that whichever of them requests an underwritten offering of 2012 registrable shares or 2010 registrable shares, as applicable, will also have the right to select the managing underwriters for such offering, (iii) to reduce the threshold at which Column has the right to request registration of 2010 registrable shares for sale through an underwritten public offering to five percent (5%) of the shares of our common stock outstanding as of the closing date of our acquisition of CWCapital described below and (iv) for the Company to include the 2010 registrable shares of the current holders in the registration statement to be filed in connection with the 2012 registration rights agreement.

2012 Registration Rights Agreement

        In September 2012, in connection with our acquisition of CWCapital, we entered into a registration rights agreement, which we refer to as the 2012 registration rights agreement, with CWFS, the former owner of CWCapital, with regard to shares of our common stock issued to CWFS, which we refer to collectively as the 2012 registrable shares.

        Pursuant to the 2012 registration rights agreement, we agreed to register for resale all of the 2012 registrable shares held by CWFS, which, together with its permitted transferees or assigns, we refer to collectively as holders of 2012 registrable shares, on a shelf registration statement filed with the SEC no later than 30 days after the closing date of our acquisition of CWCapital. We also granted to holders of 2012 registrable shares piggy-back rights, subject to certain limitations, pursuant to which such holders have the right to have such shares registered if we propose to file a registration statement with respect to an underwritten offering of shares for our own account or for the account of one or more other stockholders of the Company. In either case, we agreed to use our reasonable best efforts to maintain the effectiveness of the relevant registration statement until the earlier of (i) the date on which all 2012 registrable shares covered by such registration statement are eligible for sale without registration pursuant to Rule 144 or any successor provision under the Securities Act, without volume limitations or other restrictions on transfer thereunder and (ii) the date on which holders of 2012 registrable shares consummate the sale of all 2012 registrable shares registered under such registration statement.

        We also granted to holders of 2012 registrable shares holding a number of 2012 registrable shares equal to at least five percent (5%) of the shares of our common stock outstanding as of the closing date of our acquisition of CWCapital demand registration rights, subject to certain limitations, pursuant to which such holder will be entitled to effect the sale of such 2012 registrable shares through an underwritten public offering.

        Notwithstanding the foregoing, in the event of certain corporate events affecting us for certain periods, we are permitted under the 2012 registration rights agreement, subject to certain limitations, to postpone the filing of a registration statement and from time to time to require holders not to sell under a registration statement or to suspend the effectiveness thereof. We will bear all of the costs and expenses incident to our registration obligations under the 2012 registration rights agreement, including, among other things, fees and disbursements of one counsel retained by the selling holders of 2012 registrable shares. We have also agreed, subject to certain limitations, to indemnify holders of 2012 registrable shares against specified liabilities, including certain potential liabilities arising under the Securities Act.

        Affiliates of Fortress sold 2 million shares of our common stock in a registered offering in November 2014. In connection therewith, we paid $205 thousand in Fortress' legal expenses. Affiliates of Fortress sold the remaining 8,246,534 shares of our common stock in a registered offering in March 2015, in which we repurchased 3 million shares through the underwriter of the offering for an aggregate purchase price of $46.8 million. We paid $127 thousand in Fortress' legal expenses in connection with the March 2015 registered offering. There are no remaining shares of our common stock that are registrable under the 2012 registration rights agreement.

Column Indemnification Agreements

        On February 17, 2010, Capital Funding Group, Inc. ("Capital Funding") filed a lawsuit in the Circuit Court for Montgomery County, Maryland (the "Circuit Court") against Walker & Dunlop, LLC, our wholly owned operating subsidiary, for alleged breach of contract, unjust enrichment and unfair competition arising out of an alleged agreement that Capital Funding had with Column to refinance a large portfolio of senior healthcare facilities located throughout the United States (the "Golden Living Facilities"). On November 17, 2010, Capital Funding filed an amended complaint adding Credit Suisse Securities (USA) LLC ("Credit Suisse") and its affiliates Column and Column Financial, Inc. as defendants. In December 2010, Column assumed the defense of the Company pursuant to an indemnification agreement.

        Capital Funding alleges that a contract existed between it and Column (and its affiliates) whereby Capital Funding allegedly had the right to perform the HUD refinancing for the Golden Living Facilities and according to which Capital Funding provided certain alleged proprietary information to Column and its affiliates relating to the refinancing of the Golden Living Facilities on a confidential basis. Capital Funding further alleges that Walker & Dunlop, LLC, as the alleged successor by merger to Column, is bound by Column's alleged agreement with Capital Funding, and breached the agreement by taking for itself the opportunity to perform the HUD refinancing for the Golden Living Facilities.

        Capital Funding further claims that Column and its affiliates and Walker & Dunlop, LLC breached the contract, were unjustly enriched, and committed unfair competition by using Capital Funding's alleged proprietary information for certain allegedly unauthorized purposes. Capital Funding also asserts a separate unfair competition claim against Walker & Dunlop, LLC in which it alleges that Walker & Dunlop, LLC is improperly "taking credit" on its website for certain work actually performed by Capital Funding. Capital Funding sought damages in excess of $30.0 million on each of the three claims, and an unspecified amount of damages on a separate claim for unfair competition against

Walker & Dunlop, LLC. Capital Funding also sought injunctive relief in connection with its unjust enrichment and unfair competition claims.

        Pursuant to an agreement, dated January 30, 2009 (the "Column Transaction Agreement"), among Column, Walker & Dunlop, LLC, W&D, Inc. and Green Park Financial Limited Partnership, Column generally agreed to indemnify Walker & Dunlop, LLC against liability arising from Column's conduct prior to Column's transfer of the assets to Walker & Dunlop, LLC. However, pursuant to the Column Transaction Agreement, Column's indemnification obligation arises only after Column receives a claim notice following the resolution of the litigation that specifies the amount of Walker & Dunlop, LLC's claim.

        To provide for greater certainty regarding Column's indemnification obligations before the resolution of this litigation and to cap our total loss exposure, we secured a further agreement from Column in November 2010 confirming that it will indemnify us for any liabilities that arise as a result of this litigation. As part of this further indemnification agreement, in the event Column is required to pay us for any liabilities under the Capital Funding litigation that it otherwise would not have been obligated to pay under the Column Transaction Agreement, we will indemnify Column for an amount up to $3.0 million. Also as part of this further indemnification agreement, William Walker, our Chairman and Chief Executive Officer, and Mallory Walker, former Chairman and current stockholder, in their individual capacities, agreed that if Column is required to indemnify us under this agreement and otherwise would not have been obligated to pay such amounts under the Column Transaction Agreement, Messrs. William Walker and Mallory Walker will pay any such amounts in excess of $3.0 million but equal to or less than $6.0 million. As a result of this agreement, we will have no liability or other obligation for any damage amounts in excess of $3.0 million arising out of this litigation. Although Column assumed defense of the case for all defendants, and has paid applicable counsel fees, as a result of the indemnification claim procedures described above, we could be required to bear the significant costs of the litigation and any adverse judgment unless and until we are able to prevail on our indemnification claim. We believe that we will fully prevail on our indemnification claims against Column, and that we ultimately will incur no material loss as a result of this litigation, although there can be no assurance that this will be the case.

        On July 19, 2011, the Circuit Court issued an order granting the defendants' motion to dismiss the case, without prejudice. After the initial case was dismissed without prejudice, Capital Funding filed an amended complaint. In November 2011, the Circuit Court rejected the defendant's motion to dismiss the amended complaint. Capital Funding filed a Second Amended Complaint that did not alter the claims at issue but revised their alleged damages. Defendants moved for summary judgment on all claims, including two counts of breach of contract, two counts of promissory estoppel, two counts of unjust enrichment, and two counts of unfair competition. On April 30, 2013, the Circuit Court granted the motion as to the promissory estoppel counts and one count of unjust enrichment. The Circuit Court denied the motion as to all remaining claims.

        A two-week jury trial was held in July 2013. In the course of the trial, all but two of Capital Funding's claims were dismissed. The jury awarded Capital Funding (i) a $1.8 million judgment against all defendants on Capital Funding's breach of contract claim and (ii) a $10.4 million judgment against Credit Suisse, Column's parent, on Capital Funding's unjust enrichment claim. Because the two claims arise from the same facts, Capital Funding agreed it may only collect on one of the judgments; following the verdict, Capital Funding "elected" to collect the $10.4 million judgment against Credit Suisse. The defendants filed a post judgment motion to reduce or set aside the judgment. On January 31, 2014 the Circuit Court vacated the $10.4 million unjust enrichment judgment and awarded Capital Funding the $1.8 million breach of contract judgment. On February 10, 2014, Capital Funding filed a motion with the Circuit Court seeking a new trial. On March 13, 2014, the Circuit Court denied Capital Funding's motion for a new trial. Capital Funding filed an appeal with Maryland's Court of Special Appeals. Following briefing, the Court of Special Appeals heard oral arguments on

December 10, 2014. On December 17, 2015, the Court of Special Appeals issued its opinion affirming the decision of the Circuit Court. Capital Funding did not seek reconsideration or further appeal of the decision of the Court of Special Appeals, and the time to do so has passed. Credit Suisse has paid Capital Funding the amount of the judgment entered by the Circuit Court, and the litigation has concluded.

CMBS Partnership

        In 2014, we began to offer a Commercial Mortgage Backed Securities ("CMBS") lending program ("CMBS Program") through a partnership with an affiliate of Fortress, in which we owned a minority interest ("CMBS Partnership"). In January 2016, we purchased Fortress' entire interest in the Partnership, and therefore own 100 percent of the CMBS Partnership. Affiliates of Fortress managed funds which collectively constituted our largest stockholder group until the completion of their secondary offering in March 2015. While operating in the structure of the CMBS Partnership, the CMBS Program offered financing for all commercial property types throughout the United States. The loans in the CMBS Program were selected and funded by the CMBS Partnership and underwritten by us. We received fees for servicing the loans. The CMBS Partnership assumed the full risk of loss on the loans while it holds the loans. We accounted for our minority ownership interest in the CMBS Partnership using the equity method of accounting. Five loans with an aggregate principal balance of $95.9 million were originated through the CMBS Program from January 2015 through March 2015.

Servicing Fees

        Between January 2015 and March 2015, when affiliates of Fortress sold the remaining shares of our common stock in a registered offering, Walker & Dunlop, LLC was the loan subservicer for 4 loans serviced by CWCapital Asset Management LLC ("CWCAM"), an affiliate of Fortress, pursuant to a subservicing agreement between Walker & Dunlop, LLC and CWCAM. Between January 2015 and March 2015, we received aggregate servicing fees under this agreement of $4 thousand.

        Between January 2015 and March 2015, Walker & Dunlop, LLC was the servicer of a portfolio of 429 Fannie Mae secondary risk loans. In connection with that portfolio of loans, Walker & Dunlop, LLC was party to a sub-special servicing agreement with CWCAM pursuant to which we paid CWCAM fees for performing special servicing services for mortgage loans in the portfolio. Between January 2015 and March 2015, CWCAM performed special servicing services for 3 loans under the special servicing agreement. Between January 2015 and March 2015, we paid CWCAM aggregate fees of $4 thousand.

Family Relationship

        During 2015, Michelle Warner, the spouse of Mr. Warner, was employed by Walker & Dunlop, LLC, our operating subsidiary, as Executive Vice President & FHA Group Head. Ms. Warner received aggregate compensation of $1,325,914, consisting of salary, annual cash bonus, restricted stock and a matching contribution to her 401(k) plan. Her compensation is consistent with our overall compensation principles based on her many years of experience, performance and position.

CoStar Information Subscriptions

        Andrew C. Florance, one of our Directors, is the president and chief executive officer and a member of the board of directors of CoStar. CoStar is a provider of commercial real estate information and analytic services. In 2015, we paid $545 thousand in fees for various CoStar subscription services. We use each of these subscriptions to analyze commercial real estate property, markets and assets in connection with our lending, loan servicing and asset management activities.

OTHER MATTERS

Other Matters to Come Before the 2016 Annual Meeting

        No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2017 Annual Meeting

        Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than November 24, 2016.

        Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC, posted on our investor relations web page and may be obtained from the Secretary of the Company upon request. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, such notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

* * * *

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland
March 24, 2016

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on May 11, 2016. Vote by Internet • Go to www.envisionreports.com/WD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote “FOR” each Director, “FOR” proposal 2, “FOR” proposal 3 and “ONE YEAR” for proposal 4. 1. Election of Directors: + Nominees: 01 Alan J. Bowers 05 Dana L. Schmaltz 02 Cynthia A. Hallenbeck 06 Howard W. Smith, III 03 Michael D. Malone 07 William M. Walker 04 John Rice Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. For Against Abstain ForAgainst Abstain 2. Ratification of the appointment of the independent registered public accounting firm. 3. Advisory (non-binding) resolution relating to executive compensation. One YearTwo Years Three Years Abstain 4. Advisory (non-binding) resolution relating to the frequency of future advisory votes on executive compensation. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02APBB Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at: www.envisionreports.com/wd q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Walker & Dunlop, Inc. Annual Meeting of Stockholders – May 12, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints William Walker and Richard Lucas, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Walker & Dunlop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 12, 2016 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR, "FOR" PROPOSALS 2 AND 3 AND “ONE YEAR” FOR PROPOSAL 4, AS RECOMMENDED BY THE DIRECTORS. (Continued and to be marked, dated and signed, on the other side)